UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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Franklin Electric Co., Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FRANKLIN ELECTRIC CO., INC.

9255 Coverdale Road
Fort Wayne, Indiana 46809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 3, 2019 at 8:00 a.m., Eastern Time

To the Shareholders of
Franklin Electric Co., Inc.

The Annual Meeting of Shareholders of Franklin Electric Co., Inc. (the "Company"), an Indiana corporation, will be held at Franklin Electric Global Headquarters and Engineering Design Center, 9255 Coverdale Road, Fort Wayne, Indiana 46809 on Friday, May 3, 2019, at 8:00 a.m., Eastern Time. The purposes of the meeting are to:

1.	Elect Renee J. Peterson and Jennifer L. Sherman as directors for terms expiring at the 2022 Annual Meeting of Shareholders;

2.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year;

3.	Approve a proposed amendment to the Company's Articles of Incorporation to provide that shareholders may amend the Company's bylaws;

4.	Approve, on an advisory basis, the executive compensation of the named executive officers as disclosed in the Proxy Statement; and

5.	Transact any other business that may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 1, 2019 will be entitled to notice of and to vote at the Annual Meeting.

You are urged to vote your proxy whether or not you plan to attend the Annual Meeting of Shareholders. If you do attend, you may choose to vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.

Jonathan M. Grandon
Vice President, Chief Administrative Officer, General Counsel and Secretary

Fort Wayne, Indiana
March 19, 2019

FRANKLIN ELECTRIC CO., INC.

9255 Coverdale Road, Fort Wayne, Indiana 46809
______________________________

PROXY STATEMENT
______________________________

Annual Meeting of Shareholders to be Held on May 3, 2019

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 9255 Coverdale Road, Fort Wayne, Indiana 46809 for use at the Annual Meeting of Shareholders to be held on May 3, 2019, or any adjournment or postponement thereof. Shareholders were sent a Notice of the Annual Meeting of Shareholders (the "Annual Meeting"), as well as information regarding how to access this Proxy Statement and the Company's 2018 Annual Report, including the financial statements contained therein, beginning on or about March 18, 2019.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone, email, or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

NOTICE AND VOTING INSTRUCTIONS

Shareholders will receive a Notice Card with information regarding the availability of proxy materials over the internet. Shareholders who wish to receive a paper or email copy of the proxy materials must request one by submitting the request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement. There is no charge for receiving a copy. Requests can also be made at the voting website, via telephone, or via email, as described in the Notice Card.

Voting by Internet: Use the internet link and control number provided to you on your Proxy Card. You may vote until 11:59 p.m., Eastern Time, on May 2, 2019. You will need the control number provided on your Proxy Card to access the website.

Voting by Telephone: Call the toll-free telephone number provided to you on your Proxy Card. Telephone voting will be available until 11:59 p.m., Eastern Time, on May 2, 2019. Detailed instructions will be provided during the call. The procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder’s social security/taxpayer I.D. number.

Voting by Mail: Request a hardcopy of the proxy materials by submitting your request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement. Then complete the Proxy Card, date and sign it, and return it in the envelope provided. Shareholders may also vote their shares in person at the Annual Meeting.

Employees who are participants in the Company’s Retirement Program (401(k) plan) will receive a notice and instructions by email or other method that explains how to vote shares credited to their Retirement Program accounts.

If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

•	FOR the election of the nominees for director as set forth in this Proxy Statement;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year;

•	FOR the approval of a proposed amendment to the Company's Articles of Incorporation to provide that shareholders may amend the Company's bylaws;

•	FOR approval of the compensation of the Company’s named executive officers;

•	In accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Jonathan M. Grandon, Vice President, Chief Administrative Officer, General Counsel and Secretary, 9255 Coverdale Road, Fort Wayne, Indiana, 46809, (ii) executing and delivering a subsequently dated proxy by mail, or voting by telephone or through the internet at a later date, or (iii) attending the Annual Meeting and voting in person.

SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

The Board of Directors of the Company fixed the close of business on March 1, 2019, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 65,000,000 shares of Common Stock, $.10 par value (the "Common Stock"), authorized, of which 46,348,968 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner) will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

LETTER TO SHAREHOLDERS

Fellow Shareholders,
In 2019, we celebrate Franklin Electric’s 75th Anniversary. Much has changed at Franklin Electric since E.J. (Ed) Schaefer and T.W. (Wayne) Kehoe founded the company in 1944 in Bluffton, Indiana. In the years since, we have grown from a small motor manufacturing company into a leading global provider of systems and components for moving water and fuel. What hasn’t changed are the core values we all share.
At Franklin Electric, we strive to achieve market and financial success, guided by our values and with a focus on our Key Factors: quality, availability, service, innovation, and cost. We do this not solely because it is good business, but because it is the right thing for our shareholders, customers, employees, business partners, and the residents of the communities we touch. Our business reaches communities around the world. We directly employ almost 6,000 people in our global locations and improve the lives of millions of end-users of our products.
Through our innovative product designs, we blend the product performance our customers demand with critical safety features and proven energy efficiency that promote a smaller environmental footprint and a lower total cost of ownership. We dedicate significant resources to research and development, focusing on improvements to the efficiency of our products, easing their reliance on fossil fuels.
Clean and readily available groundwater is vital to the health and well-being of much of the world’s population, and the success of our water systems business is inextricably linked to this necessity. Pollution of groundwater aquifers represents a clear danger to human health, the environment, and our business. We therefore do our part by lowering our own environmental impact by mandating clean, sustainable manufacturing and distribution processes, and by designing products that themselves protect against environmental damage. Additionally, through our Franklin Wells for the World Foundation (FWWF), our mission is to provide safe, reliable, and cost-effective water supplies to suffering communities. Since 2010 FWWF has made a significant difference in the lives of over 100,000 people by installing wells to provide dependable access to clean water.
Our fueling business pioneered advances in petroleum piping and containment systems, electronic leak detection and overfill protection, all of which make it possible for providers to safely keep up with the world’s liquid fuel needs. Through our FFS PRO: University program, we provide the industry’s premier training for petroleum equipment installation professionals. We focus not only on training and certification, but we also aim to serve as the industry leader in fueling system safety and continued learning.
Franklin Electric is committed to protecting the health and safety of our employees, customers and end users. We actively promote a GOAL ZERO culture in which we continually train employees on health and safety best practices with the goal of zero work-related injuries. We seek opportunities to promote safe work environments for employees in every role and support their health by offering competitive health insurance benefits and promoting wellness programs.
We are exceedingly proud of the growth of Franklin Electric during the last 75 years. As we look to the future, we want to assure our shareholders that, as we continue to grow and to build upon our past successes, we thoughtfully consider and continuously recognize the impact we make on the people and the environment in the communities we serve.

Gregg Sengstack
Chairperson and Chief Executive Officer
Franklin Electric Co., Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of March 1, 2019, unless otherwise noted. The nature of beneficial ownership is sole voting and dispositive power, unless otherwise noted.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	6,075,013	(1)	13.11%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malver, PA 19355	4,379,048	(3)	9.45%
Patricia Schaefer 5400 Deer Run Court Muncie, IN 47304	4,000,168	(2)	8.63%
Diane D. Humphrey 2279 East 250 North Road Bluffton, IN 46714	3,140,140	(4)	6.77%
Impax Asset Management Group PLC 7th Floor, 30 Pantom Street London, United Kingdom	2,566,522	(5)	5.54%

(1)	According to a Schedule 13G filed with the SEC, as of December 31, 2018, BlackRock. Inc. has sole voting power with respect to 5,976,155 shares.

(2)	Pursuant to agreements with Ms. Schaefer, the Company has a right of first refusal with respect to 3,416,080 shares owned by Ms. Schaefer.

(3)	According to a Schedule 13G filed with the SEC, as of December 31, 2018, The Vanguard Group, Inc. has sole voting power with respect to 93,488 shares, shared voting power with respect to 6,300 shares, sole dispositive power with respect to 4,285,560 shares and shared dispositive power with respect to 93,488 shares.

(4)	Pursuant to agreements with Ms. Humphrey, the Company has a right of first refusal with respect to 2,823,436 shares owned by Ms. Humphrey.

(5)	According to a Schedule 13G filed with the SEC as of December 31, 2018, Impax Asset Management Group PLC has sole voting power with respect to 2,566,522 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" on page 30 of this Proxy Statement and all executive officers and directors as a group, as of March 1, 2019. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted, except for restricted shares, with respect to which the holder has investment power only after the shares vest.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class
David T. Brown	0(2)	*
Renee J. Peterson	0(2)	*
David A. Roberts	47,023(2)(4)(6)	*
Jennifer L. Sherman	0(2)	*
Thomas R. VerHage	0(2)	*
David M. Wathen	0(2)	*

Gregg C. Sengstack	726,961(1)(5)(8)	1.57
John J. Haines	185,333(1)(3)(5)(8)	*
Robert J. Stone	181,864(1)(3)(5)(7)(8)	*
Paul N. Chhabra	9,725(4)	*
Donald P. Kenney	81,137(1)(3)(5)(8)	*
All directors and executive officers as a group	1,335,377(1)(2)(3)(4)(5)(6)(7)(8)	2.88
* Less than 1 percent of class

(1)
Includes shares issuable pursuant to stock options exercisable within 60 days after March 1, 2019 as follows: Mr. Sengstack, 339,872; Mr. Haines, 151,496; Mr. Stone, 116,135; and Mr. Kenney, 39,254. All directors and executive officers as a group, 701,298.

(2)
Does not include stock units credited pursuant to the terms of the Non-Employee Directors’ Deferred Compensation Plan described under “Director Compensation” to: Mr. Brown, 71,152; Ms. Peterson, 19,114; Mr. Roberts, 5,485; Ms. Sherman, 21,715; Mr. VerHage, 38,707; and Mr. Wathen, 84,248.

(3)	Includes shares held by the 401(k) Plan Trustee as of March 1, 2019: Mr. Haines, 6,095; Mr. Stone, 24,568; and Mr. Kenney, 30,750. All executive officers as a group, 61,535.

(4)	Includes unvested restricted shares as follows: Mr. Roberts, 9,717; and Dr. Chhabra 9,725. All executive officers as a group, 33,345.

(5)	Does not include unvested restricted stock units as follows: Mr. Sengstack, 71,247; Mr. Haines, 20,984; Mr. Stone, 11,898; and Mr. Kenney, 15,289. All executive officers as a group, 132,532.

(6)	Includes 23,101 shares owned by a trust.

(7)	Includes 17,928 shares indirectly owned.

(8)
Includes shares based on estimated release of performance share units earned in 2018 as follows: Mr. Sengstack, 26,166; Mr. Haines, 8,203; Mr. Stone, 6,577; and Mr. Kenney, 3,041. All executive officers as a group, 52,445. See the "Compensation Discussion and Analysis" section for further information.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Amended and Restated By-laws provide that the Board of Directors shall consist of seven directors, divided into three classes of two or three directors each. Each year, the directors of one of the three classes are elected to serve terms of three years or until their successors have been elected and qualified. Two directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a majority of the shares voted, unless the number of nominees for director exceeds the number of directors to be elected, in which case directors shall be elected by a plurality of the shares voted (i.e., the two nominees who receive the most votes will be elected).

Renee J. Peterson and Jennifer L. Sherman have been nominated to serve as directors of the Company for terms expiring in 2022. The nominees are current directors of the Company and have indicated their willingness to continue to serve as directors if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

Set forth below for the director nominees and continuing directors are their ages, year they first became a director, principal occupations and directorships for at least the past five years, and legal proceedings, if any, for the past ten years. With respect to each nominee or continuing director, we describe under the heading “Relevant Experience” the particular experience and other attributes that have led to the conclusion that the individual should serve on the Board of Directors of the Company.

Directors with terms expiring in 2019
Renee J. Peterson	Age: 57
Director of the Company	Director Since: 2015

Principal Occupation: Vice President, Treasurer and Chief Financial Officer of The Toro Company, a leading provider of solutions for the outdoor environment, including turf maintenance, snow and ice management, landscape, retail and specialty construction equipment, and irrigation and outdoor lighting solutions, since 2011.

Formerly: Vice President, Finance and Planning of Eaton Corporation from 2008 to 2011; prior thereto, Vice President and Division Chief Financial Officer of the Aerospace and Defense Segment of Honeywell International Inc. Peterson held a variety of positions of increasing responsibility throughout her Honeywell career from 1983 to 2008.

Relevant Experience: Ms. Peterson received her bachelor's degree in accounting from Saint Cloud State University and her MBA from the University of Minnesota. Ms. Peterson brings financial and operational experience at three large manufacturers that provides the Board with specific expertise and assists in its deliberations. At Toro, Ms. Peterson also provides leadership oversight of the Information Systems function. Her background enables her to serve as an "audit committee financial expert."

Jennifer L. Sherman	Age: 54
Director of the Company	Director Since: 2015

Principal Occupation: President and Chief Executive Officer of Federal Signal Corporation, a diversified manufacturer of specialized vehicles and systems in maintenance and infrastructure as well as safety and security products, including audible and visual warning devices, since 2016.

Formerly: Chief Operating Officer of Federal Signal from 2014 to 2015; prior thereto, Chief Administrative Officer of Federal Signal from 2010 to 2014; prior thereto, General Counsel of Federal Signal from 2004 to 2010.

Relevant Experience:   Ms. Sherman received her bachelor's degree in business administration and her Juris Doctor from the University of Michigan. She is also a fellow of the Kellogg School of Management at Northwestern University. Ms. Sherman's background has provided her with a broad range of experiences that will complement the Board. Specifically, Ms. Sherman’s experience includes, but is not limited to, compliance, human resources, legal issues, governance and business operations. Consequently, Ms. Sherman has the background and capability to serve as an important member of the Board.

Directors with terms expiring in 2020
David T. Brown	Age: 70
Director of the Company	Director Since: 2008
Principal Occupation: Retired in 2007.

Formerly: President and Chief Executive Officer of Owens Corning, a world leader in building materials systems and glass fiber composites, from 2002 until 2007; prior thereto, Executive Vice President and Chief Operating Officer, from 2001 through 2002; prior thereto, Vice President and President, Insulating Systems Business, from 1997 through 2001.

Directorships - Public Companies: BorgWarner, Inc. (2004 - 2014); RSC Holdings, Inc. (2011-2012).

Relevant Experience: Mr. Brown received his bachelor’s degree in business economics from Purdue University. Mr. Brown adds to the Board his experience in a long career at Owens Corning, where he moved through the ranks from salesman to regional sales manager to chief operating officer and ultimately CEO where he led the company out of an asbestos related bankruptcy. In addition to his perspective as a successful CEO of a global manufacturer, he brings his experience on the Board of Borg Warner, Inc. and RSC Holdings, Inc.

David A. Roberts	Age: 71
Director of the Company	Director Since: 2003
Principal Occupation: Chairman, Carlisle Companies, Incorporated since 2016.

Formerly: Chairman, President and Chief Executive Officer, Carlisle Companies, Incorporated, a diversified portfolio of brands that manufacture highly engineered products, from 2007 until 2016; Chairman, President and Chief Executive Officer, Graco Inc., a manufacturer of fluid-handling equipment and systems, from 2001 to 2007.

Directorships – Public Companies: Carlisle Companies, Incorporated (2007-present); SPX Corporation (2015-present); Horizon Global Corporation (2018-present); Polypore International, Inc. (2012-2015); Arctic Cat (2006-2009); ADC Telecommunications, Inc. (2008-2010).

Relevant Experience: Mr. Roberts received his bachelor’s degree in technology from Purdue University and his MBA from Indiana University. He brings to the Board his experience as CEO of two substantial publicly-held manufacturing companies. His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Thomas R. VerHage	Age: 66
Director of the Company	Director Since: 2010
Principal Occupation: Retired in 2011.

Formerly: Vice President and Chief Financial Officer, Donaldson Company, Inc., a worldwide provider of filtration systems and replacement parts, from 2004 until 2011; prior thereto, Partner, Deloitte & Touche, LLP, an international accounting and consulting firm, from 2002 to 2004; prior thereto, Partner, Arthur Andersen, LLP, a consulting and accounting firm, from 1976 to 2002.

Relevant Experience: Mr. VerHage received his bachelor’s degree in business administration and his MBA from the University of Wisconsin. Mr. VerHage adds to the Board his financial and accounting expertise from his experience as CFO of Donaldson Company, Inc. and his prior experience with two major public accounting firms. His background enables him to serve as an “audit committee financial expert.”

Directors with terms expiring in 2021
Gregg C. Sengstack	Age: 60
Director and Chief Executive Officer of the Company	Director Since: 2014
Principal Occupation: Chief Executive Officer of the Company since 2014.

Formerly: President and Chief Operating Officer of the Company from 2011-2014; prior thereto, Senior Vice President and President, Franklin Fueling Systems and International Water Group from 2005-2011; prior thereto, Chief Financial Officer of the Company from 1999-2005.

Directorships - Public Companies: Woodward, Inc.

Relevant Experience: Mr. Sengstack received his bachelor's degree in math and economics from Bucknell University and his MBA from the University of Chicago. Mr. Sengstack joined the Company in 1988 and has significant experience holding various positions in the Company, which provides the Board with a unique depth of understanding of the Company's markets and businesses that is beneficial to the Board in its deliberations. Mr. Sengstack's long tenure with the Company also helps give the Board a historical perspective of the Company.

David M. Wathen	Age: 66
Director of the Company	Director Since: 2005
Principal Occupation: Retired in 2016.

Formerly: President and Chief Executive Officer of TriMas Corporation, a manufacturer of engineered products, that serve a variety of industrial, commercial and consumer end markets worldwide, from 2009-2016; prior thereto, President and Chief Executive Officer, Balfour Beatty, Inc. (U.S. Operations), an engineering, construction and building management services company, from 2002-2006; prior thereto, Group Executive/Corporate Officer, Eaton Corporation, a global technology leader in diversified power management solutions, from 1997-2000.

Relevant Experience: Mr. Wathen received his bachelor's degree in mechanical engineering from Purdue University and his MBA from Saint Francis College, Fort Wayne, Indiana. Mr. Wathen brings to the Board his experience as CEO of two companies and leadership positions in others, including over twenty years direct technical and general management experience in the same industry as the Company and direct experience managing electrical businesses serving pump OEMs and distributor channels similar to those served by the Company. His background enables him to serve as an "audit committee financial expert". His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors of the Company has determined that each of the current directors, except for Gregg C. Sengstack, Chief Executive Officer, is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable rules adopted by The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its independence determinations, the Board concluded that no director, other than Mr. Sengstack, has any material relationship in the Company, except as a director and shareholder.

Board Leadership Structure and Risk Oversight

The Board is led by Mr. Sengstack, who has served as Chairperson of the Board and Chief Executive Officer since 2015. The Board consists of Mr. Sengstack and six other directors. The Board has three standing committees - Audit, Management Organization and Compensation, and Corporate Governance. The Audit Committee is primarily responsible for risk oversight and the full Board receives regular reports from the Audit Committee and from the Company's officers and other management personnel regarding risk management. Each of the other two committees also considers risk as it falls within its area of responsibility.

The Company’s Corporate Governance Guidelines provide for an independent nonexecutive director to act as Lead Independent Director. The Lead Independent Director is appointed by a majority of the independent directors and serves for two-year terms; however, he or she may be removed or replaced by a majority of the independent directors at any time. David M. Wathen currently serves as the Company’s Lead Independent Director. The Lead Independent Director receives additional compensation for his or her services, as the Board determines from time to time.

The specific responsibilities of the Lead Independent Director when acting as such include the following:

•	Acting as a liaison between the Chairperson and the Independent Directors;

•
Assisting the Chairperson and Secretary in setting the Board agenda and determining what materials will be provided to the directors in advance of Board meetings and ensuring that the agenda items receive adequate time for discussion and deliberation;

•	Providing leadership to the Board to ensure that the Board works cohesively and independently;

•	Determining when the Board should meet in executive session without management present, coordinating and developing the agenda for, and chairing, such executive sessions; and

•	In the event of the incapacitation of the Chairperson, serving as non-executive chairperson until a permanent chairperson is appointed.

The Lead Independent Director also performs any additional responsibilities delegated to the Lead Independent Director by the Board.

The Board believes that the Chairperson and Chief Executive Officer should consist of a single individual who is seen by the Company’s customers, business partners, investors, and shareholders as someone who provides strong leadership for the Company and is viewed as such in the industries in which the Company competes. The Company believes that the Lead Independent Director, the Board committees, all of which are chaired by and consist of independent directors, and the full Board of Directors, provide effective oversight of the Company’s businesses and the risks involved in them.

Meetings

The Board held five meetings during 2018. Each director attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he or she was a member during the period that each served as a director. All directors attended the 2018 Annual Meeting of Shareholders.

Committees

Audit Committee.

The members of the Audit Committee during 2018 were Renee J. Peterson (Chairperson), David M. Wathen and Thomas R. VerHage. The Board of Directors has determined that each member of the Audit Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable NASDAQ rules. The Board of Directors has adopted an Audit Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that sets forth the duties and responsibilities of the Audit Committee.

Under its charter, the Audit Committee appoints the Company’s independent registered public accounting firm and assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial information, the Company’s system of internal control, the Company’s processes for monitoring compliance with laws and regulations and the Company’s audit and risk management processes. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company’s accounting methods and internal control procedures. The Audit Committee held four meetings in 2018.

The Audit Committee is also responsible for the review, approval, or ratification of transactions between the Company and “related persons.”  The Audit Committee reviews information compiled in response to the Directors' and Officers' Questionnaires or otherwise developed by the Company with respect to any transactions with the Company in which any director, executive officer, 5% beneficial holders, or any member of his or her immediate family, has a direct or indirect material interest that would require disclosure under applicable SEC regulations.  In 2018, there were no such transactions.

The Board of Directors has determined that all members of the Audit Committee are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act and are “independent” under the applicable NASDAQ rules.

Management Organization and Compensation Committee.

The members of the Management Organization and Compensation Committee (the "Compensation Committee") during 2018 were David T. Brown (Chairperson), David A. Roberts, and Jennifer L. Sherman. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Compensation Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that sets forth the duties and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee recommends to the Board of Directors the annual salary and bonus for the Chief Executive Officer, determines and approves the equity awards for the Chief Executive Officer and the annual salary, bonus and equity awards of the other executive officers of the Company; reviews and submits to the Board of Directors recommendations concerning bonus and stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company's management development and organization structure.  As part of its oversight responsibilities, the Compensation Committee evaluated the risks arising from the Company’s compensation policies and practices, with the assistance of Meridian Compensation Partners, LLC, an independent executive consulting firm.  The Committee considered, among other factors, the design of the incentive compensation programs, which are closely linked to corporate performance and capped the mix of long- and short-term compensation, the distribution of compensation as between equity and cash, and other factors that mitigate risk.  The Committee concluded that the Company’s compensation policies and practices do not involve undue risk. The Compensation Committee held five meetings in 2018.

Corporate Governance Committee.

The members of the Corporate Governance Committee during 2018 (the “Governance Committee”) were Jennifer L. Sherman (Chairperson), David T. Brown, and David A. Roberts. The Board of Directors has determined that each member of the Governance Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Governance Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that sets forth the duties and responsibilities of the Governance Committee. Under its charter, the Governance Committee reviews the size of the Company’s Board of Directors and committee structure and recommends appointments to the Board and the Board Committees; reviews and recommends to the Board of Directors the compensation of non-employee directors, including awards to non-employee directors under the Company’s equity-based and compensation plans; and develops and recommends to the Board corporate governance guidelines deemed necessary for the Company. The Governance Committee held three meetings in 2018.

Director Nomination Process

The Governance Committee is responsible for identifying and recommending to the Board candidates for director. The Governance Committee considers diversity when identifying candidates for directorships. Although the Company does not have a written policy regarding diversity, the Governance Committee seeks to identify persons from various backgrounds and with a variety of life experiences who have a reputation for, and a record of, integrity and good business judgment and the willingness to make an appropriate time commitment. The Governance Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company’s business. The Governance Committee takes into account the current composition of the Board and the extent to which a person’s particular expertise, experience and ability will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Governance Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders. The Governance Committee evaluates its success in achieving these goals for Board composition from time to time, particularly when considering Board succession and candidates to fill vacancies.

The Governance Committee will consider as candidates for director persons recommended or nominated by shareholders. Shareholders may recommend candidates for director by writing to the Secretary of the Company at the address listed below under “Other Corporate Governance Matters.” Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders. The notice must set forth (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Company if so elected.

Other Corporate Governance Matters

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.franklin-electric.com under “Governance,” that provide, among other things, that the Company’s independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year. In 2018, the independent directors met in executive session five times.

Each Board committee, on an annual basis, conducts and reviews with the Board a performance evaluation of the committee, which evaluation compares the committee's performance against the requirements of the committee's charter and sets the committee's goals for the coming year.

Anyone may contact the Board of Directors, any Board Committee, the Lead Independent Director, any independent director or any other director by writing to the Secretary of the Company as follows:

Franklin Electric Co., Inc.
Attention:  [Board of Directors], [Board Committee], [Board Member]
c/o Corporate Secretary
Franklin Electric Co., Inc.
9255 Coverdale Road
Fort Wayne, IN 46809

The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board Committees or individual directors.

Copies of the Company’s corporate governance documents, including the Board Committee charters and the Corporate Governance Guidelines are available upon written request to the Secretary of the Company at the address listed above or on the Company's website at www.franklin-electric.com under "Governance."

In compliance with Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a code of business conduct and ethics for its directors, principal financial officer, controller, principal executive officer, and other employees (the "Code"). The Company has posted the Code on the Company’s website at www.franklin-electric.com under " Governance". The Company will disclose any amendments to the Code and any waivers from the Code for directors and executive officers by posting such information on its website.

MANAGEMENT ORGANIZATION AND
COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee of the Board of Directors hereby furnishes the following report to the shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Management Organization and Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this Proxy Statement.

Based upon this review and discussion, the Management Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the 2018 members of the Management Organization and Compensation Committee.

David T. Brown (Chairperson)
David A. Roberts
Jennifer L. Sherman

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement is intended to provide shareholders with information about the compensation awarded in fiscal 2018 to the Company’s executives, including the “named executive officers.” This information includes a discussion of the key elements of the Company’s compensation program and the philosophy and rationale behind the Management Organization and Compensation Committee’s executive compensation decisions. The named executive officers are those listed below and in the Summary Compensation Table of this proxy statement:

Gregg C. Sengstack:	Chairperson of the Board and Chief Executive Officer
John J. Haines:	VP, Chief Financial Officer
Robert J. Stone:	Senior VP and President, International Water Systems
Dr. Paul N. Chhabra:	VP, Global Product Supply
Donald P. Kenney:	VP and President, North America Water Systems

You should review this Compensation, Discussion and Analysis section together with the tabular disclosures beginning on page 30.

Executive Summary
The Management Organization and Compensation Committee of the Board (the “Committee”) believes that a significant portion of the total compensation opportunity for each executive should be tied to performance, both of the Company and of the individual executive. This summary contains a discussion of the 2018 executive compensation highlights, 2018 performance and the prior year Advisory Vote on Executive compensation ("say on pay") results.

2018 Executive Compensation Overview

•	Performance-based compensation represented between 53% and 63% of the named executive officers’ total targeted compensation for fiscal 2018.

•
The annual cash incentive awards are directly aligned with critical one-year operating results. No cash awards are earned unless a threshold level of performance is attained. Earned payouts cannot exceed 200% of the target opportunity.

•
Long-term incentive awards are equity-based, and are designed to align management’s interests with those of the Company’s shareholders and to foster retention of key executives. The 2018 long-term incentive grants are predominantly performance-based, generally with 40% of the targeted value awarded as stock options and 30% of the targeted value awarded as performance-based share units (earned units cannot exceed 200% of the target number of units). The remaining 30% of the targeted value is awarded as time-based restricted stock or restricted stock units. These awards focus executives on delivering results that drive shareholder value.

•	The Company generally does not provide perquisites to the named executive officers, but will, in certain circumstances, such as relocation, provide perquisites.

•	The Company has stock ownership requirements in place to further align the interests of the Company’s executives with those of the Company’s shareholders.

•
The Company has a recoupment policy that permits the recovery of incentive compensation paid to executives in instances where misconduct results in a restatement of financial statements or material harm to the Company.

•	The Company has anti-hedging and anti-pledging provisions that prohibit executives and directors from hedging the value of Company securities or pledging Company securities held by them.

2018 Company Performance
The financial results achieved by the Company included a 15.4% increase in sales, to $1,298.1 million from $1,124.9 million in the prior year. The sales increase was led by acquisition related sales, as well as volume and price increases from all three segments. Water Segment sales were $796.5 million in 2018, an increase of $53.2 million or about 7 percent over 2017. Water Systems organic sales increased $60.3 million or about 8 percent. Fueling Segment sales were $288.2 million in 2018 and increased $42.5 million or about 17 percent from 2017. The Fueling Systems organic sales change in 2018 was an increase of $36.7 million or about 15 percent. During 2017, the Company acquired controlling interests in three distribution businesses and began reporting on its newly created Distribution Segment. Distribution sales were $269.6 million versus 2017 sales of $176.7 million. The incremental impact of sales from acquired businesses was $87.4 million.

The Company made significant progress with respect to its key strategic initiatives in 2018, including the following:

•
The Water Systems business expanded its product offering through research and development expenditures with emphasis on continued market leadership in submersible and surface pumping systems for residential, agricultural and municipal applications.

•
The Water Systems business remained focused on enhancing the value of the Company’s products and improving efficiency through the expansion of the permanent magnet, high efficiency submersible pumping systems in 4”, 6” and 8” diameters, which provides an efficiency improvement of 10-12% when compared to standard induction motors. The business is also developing higher efficiency submersible and surface pumps in response to new Department of Energy efficiency regulations.

•
The Water Systems business launched two new pressure boosting systems, the Inline 1100 SpecPak package system and the Inline Delta. Both products are targeted at the growing global commercial building market.

•
Electronic drives and controls for supporting submersible and surface pumping systems and HVAC applications continued as a key focus area for the Water Systems business.  The business expanded the breadth of the SubDrive Utility product to include surface pumps and introduced a new MonoDrive Utility which provides constant pressure for the important 3-Wire motor residential segment.

•
The Fueling Systems business launched FFS PRO Verify, an online review and verification service which offers site supervisors the ability to capture, upload and submit photos and data from an installation site for review by Fueling Systems’ technical experts. The service also provides project owners with access to project data and reports through a project dashboard. The business also introduced a collection of containment sumps for the Chinese market in response to updated standards required in China.

During 2018, the Company completed acquisitions of Valley Farms Supply, Inc. a distributor serving the Michigan and Indiana groundwater markets, Industrias Rotor Pump S.A., a long-time distributor of the Company’s water pumping products in Argentina, and the Stationary Power Division of Midtronics, Inc., which complements the Company’s Grid Solutions product line.

Prior Year Say on Pay Results
At the May 4, 2018 shareholders meeting, the “Advisory Vote on Executive Compensation” proposal (the “say on pay” vote) received support from 98.5% of votes cast. The Committee considered these results and determined that the results of the vote did not call for any significant changes to the executive compensation plans and programs already in place for 2018 or for the 2019 fiscal year.

Management Organization and Compensation Committee
The Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program and providing input to the Board with respect to management development and succession planning. The role of the Committee is to oversee, on behalf of the Board, the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to the CEO and all other executive officers), review and approve all other compensation decisions relating to the executive officers of the Company other than the CEO, and recommend CEO non-equity compensation to the Board for its approval.

In addition, the Committee (i) reviews the Company’s organization structure, (ii) reviews the recruitment of key employees and management’s development plans for key employees, (iii) makes recommendations to the Board with respect to the CEO succession plan and (iv) reviews compensation risk to determine whether the compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Committee meets a minimum of three times annually to discharge its duties and held five meetings in 2018.

Compensation Philosophy and Pay Objectives
The Company and the Committee believe that compensation paid to executive officers, including the named executive officers, should be aligned with the strategy and performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s success. Compensation is structured to ensure that a significant portion of the executive’s compensation opportunities will be directly related to Company performance and other factors that directly and indirectly influence shareholder value.

The Committee encourages superior short-term performance through the use of annual cash incentive awards and superior long-term performance through equity incentive awards. For the Company’s CEO and CFO, the cash incentive compensation is designed to reward Company-wide performance by tying 100% of their target cash incentive opportunity to corporate financial goals, including earnings per share and consolidated working capital ratio (a new metric for 2018 which replaced return on invested capital). For other named executive officers, the cash incentive compensation is weighted to reward the achievement of specific financial metrics within areas under their control, although Company-wide performance is still an important factor. Stock-based compensation consists of a combination of stock options, restricted stock (or restricted stock units for retirement-eligible executives) and performance share units. The Committee believes that all three equity-based components create a strong link to shareholder value creation, with the majority of the awards in the form of stock options and performance share units.

Historically, the Committee has set executive pay opportunities based on a number of factors deemed appropriate by the Committee, including market competitive pay data, individual performance and the experience level of the executive. Subject to the factors set forth above, the Committee used the following pay objectives as a guide in assessing competitiveness of pay opportunities at a peer group of companies for 2018 pay decisions (the same levels were used in 2017). The higher targeted pay objectives for annual bonus and long-term incentive components reflect the Committee’s objective to attract and retain high quality executive talent in order to meet the aggressive performance goals of the Company and its belief that a significant portion of total compensation should be at risk and variable.

Pay Component	Targeted Pay Objectives
Base Salary	50th percentile
Annual Bonus Opportunity	65th percentile
Long-Term Incentives	65th percentile

Role of Management in Compensation Decisions

The Committee makes equity compensation decisions with respect to the CEO and all compensation decisions with respect to all other executive officers of the Company. The Committee recommends to the Board, for its review and approval, the annual salary and annual non-equity incentive compensation for the CEO.

The CEO reviews the performance of other executive officers, including the other named executive officers, and makes recommendations to the Committee with respect to their annual salary adjustments, annual cash incentive opportunities and payments, and grants of long-term incentive awards. The Committee approves the compensation of these executives after considering the CEO’s input and recommendations and its own judgment of each executive’s performance during the period.

The Committee and the CEO also review the financial metrics to be used to measure the performance of the Company and its business units, taking into account the strategic goals of the Company. For this purpose, the CEO provides information and commentary relevant to the Committee’s review and ultimate determination. The CEO also describes the individual strategic initiatives he sets for each executive for the fiscal year. The Board sets the strategic individual initiatives for the CEO.

Although the CEO regularly attends Committee meetings, he is present only by invitation of the Committee and has no independent right to attend such meetings. In fiscal 2018, Mr. Sengstack attended all of the Committee meetings but did not participate in any of the executive sessions.

Role of Compensation Consultant and Advisers in Compensation Decisions

The Committee utilizes the Company’s Human Resources department and has the authority under its charter to engage the services of outside consultants to assist the Committee. In accordance with this authority, the Committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation consulting firm, to conduct reviews of its total compensation program for executive officers and to provide advice to the Committee in the design and implementation of its executive compensation program. Pursuant to its charter and NASDAQ listing standards, the Committee regularly reviews Meridian’s independence relative to key factors, including: (i) whether Meridian provides any other services to the Company; (ii) the amount of fees paid to Meridian relative to the total revenue of the firm; (iii) policies in place to prevent conflicts of interest; (iv) any personal or business relationships with members of the Committee; (v) ownership of Company stock; and (vi) any personal or business relationships with executive officers.

One or more representatives from Meridian are invited by the Committee to attend the relevant portions of its meetings. During 2018, Meridian participated in all five of the Committee meetings in person or by telephone. In the course of fulfilling its consulting responsibilities, representatives of Meridian frequently communicate with the Chairperson of the Committee outside of regular Committee meetings. A representative of Meridian meets with the Committee in executive session at most meetings. Meridian also interacts with management from time to time to exchange information and to review proposals that management may present to the Committee.

Peer Group Benchmarking

In late 2017, the Committee, with the assistance of Meridian, conducted an analysis of the current peer group used for compensation benchmarking purposes to ensure that all included companies continued to be relevant comparators. As part of this process, the Committee considered revenue size and industry, as well as companies that compete with the Company for executive talent. Based on this review and input from Meridian, no changes were made to the current peer group. As a result, the Committee approved the 25-company peer group listed below (the “2018 Peer Group”) for purposes of updating the executive pay study to assist in 2018 pay decisions. The companies in the 2018 Peer Group are primarily engaged in manufacturing, are publicly traded, and had trailing twelve-month revenue (as of 9/30/2017) between $376 million and $2.77 billion. Due to the differences in size among the companies in the 2018 Peer Group, Meridian used a form of regression analysis to adjust the pay study results based on Company revenue as compared to revenue of other companies in the 2018 Peer Group and each executive’s level of responsibility as compared to executives in comparable positions in the 2018 Peer Group.

Actuant Corporation	Hillenbrand, Inc.	Standex International Corp.
Chart Industries, Inc.	IDEX Corporation	The Gorman-Rupp Co.
CIRCOR International, Inc.	ITT, Inc.	The Timken Co.
Crane Co.	Lindsay Corporation	Toro Co.
Curtiss-Wright Corporation	Lydall, Inc.	TriMas Corporation
Donaldson Company, Inc.	Mueller Water Products, Inc.	Watts Water Technologies, Inc.
ESCO Technologies, Inc.	Nordson Corporation	Woodward, Inc.
Esterline Technologies, Corp.	RBC Bearings, Inc.
Graco, Inc.	SPX FLOW, Inc.

Setting Executive Compensation

In General

The Company compensates its executives through programs that emphasize performance-based compensation. For the executive officers, including the named executive officers, the compensation package for 2018 included base salary, an annual cash incentive opportunity and an annual long-term incentive opportunity in the form of stock options, performance share units, and restricted stock/units. Base salary is intended to provide a certain level of fixed compensation commensurate with an executive’s position, responsibilities and contributions to the Company. The Company has structured annual and long-term incentive compensation to motivate executives to achieve the strategic objectives set by the CEO and the Board, to tie executives’ long- term interests to those of the Company’s shareholders, to reward the executives for achieving such goals, and to provide a retention incentive.

The mix of compensation among base salary, annual bonus opportunity and long-term incentives is a result of the targeted pay objective for each component of pay. This approach results in a significant portion of the compensation of those executive officers having the greatest ability to influence the Company’s performance being performance-based, which the Committee believes is appropriate. Additionally, after setting each separate component of pay, the Committee reviews the total compensation package of each named executive officer to assess the level of total target compensation provided in relation to the competitive range of market practice and may make adjustments to one or more components of pay based on this assessment.

Each year Meridian provides a study of market competitive compensation data. The updated study included 2017 compensation data for the companies in the 2018 Peer Group, with cash data “aged” at an annualized rate of 3.0% to reflect expected 2018 compensation levels for the 2018 Peer Group. In February 2018, the Committee set the specific components of the compensation of the named executive officers, with the overall goal of providing compensation opportunities at levels generally competitive with the 2018 pay study. Total targeted compensation for 2018 for the named executive officers ranged from 10.6% below to 11.6% above (4.6% below on an aggregate basis) the targeted level of total compensation in the 2018 Peer Group for similar executive positions.

The following table shows the 2018 total targeted compensation (the sum of base salary, target annual bonus opportunity and long-term incentives) for the named executive officers, using targets of the 50th percentile of the 2018 Peer Group for base salary and the 65th percentile of the 2018 Peer Group for annual bonus opportunity and long-term incentives:

Named Executive Officer	2018 Targeted Total Compensation(1)(2) ($)
Gregg C. Sengstack	4,366,042
John J. Haines	1,494,722
Robert J. Stone	1,192,562
Paul N. Chhabra	962,500
Donald P. Kenney	1,189,080

(1)	Based on annualized base salary rates plus target annual bonus opportunity (based on salary targeted to be paid for 2018) and economic value of long-term incentives.

(2)	Dr. Chhabra's employment with the Company commenced on April 3, 2018. The table reflects his annualized target compensation for fiscal 2018.

The following sections discuss the individual elements of the Company’s compensation program, including any changes made for fiscal 2018.
Base Salary
The Company pays its executives annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and help attract and retain quality executives. In determining the 2018 base salary for each executive, the Committee took into account the targeted annual salary objective for the position based on the results of the pay study for 2018 and assessed the responsibilities associated with the position, individual contribution and performance, skill set, prior experience and external pressures to attract and retain talent.

Applying these factors, the Committee made the base salary adjustments shown in the table below for the continuing named executive officers and set the initial salary for Dr. Chhabra. Based on the pay study, the resulting base salaries of the named executive officers ranged from 13.1% above to 5.9% below (2% below on an aggregate basis) the 50th percentile of salaries paid to executives in comparable positions at the companies in the 2018 Peer Group.

Named Executive Officer	2017 Base Salary Rate(1)($)	2018 Base Salary Rate(2)($)	% Change
Gregg C. Sengstack	750,000	775,000	3.3%
John J. Haines	412,000	428,500	4.0%
Robert J. Stone	389,000	400,700	3.0%
Paul N. Chhabra	-	350,000	-
Donald P. Kenney	365,000	400,000	9.6%
(1)2017 base salary increases were effective June 1, 2017.

(2)	2018 base salary increases were effective June 1, 2018. Dr. Chhabra was paid a pro rata amount based on his April 3, 2018 hire date, and he did not receive a June 1, 2018 salary increase.

Annual Cash Incentive Award

The executive officers of the Company are eligible to participate in the Executive Officer Annual Incentive Cash Bonus Program (the “Annual Bonus Plan”). The Annual Bonus Plan is designed to motivate and reward participants for achieving or exceeding financial goals that support the overall business objectives and strategic direction of the Company.

The table below shows the target annual bonus opportunities for each of the named executive officers for 2018. Target amounts for the named executive officers are based on their respective target bonus percentage multiplied by the amount of base salary paid to the executive for the year (taking into account any salary increases effective as of June 1, 2018). Based on the pay study for 2018, the target level of annual bonus opportunity for the named executive officers ranged from 40.8% above to 12.0% below (0.1% below on an aggregate basis) the 65th percentile of the annual bonus opportunity for executives in comparable positions in the 2018 Peer Group.

Named Executive Officer	2018 Target Bonus Opportunity (as a % of Base Salary)	2018 Target Bonus Opportunity ($) (1)(2)
Gregg C. Sengstack	110%	841,042
John J. Haines	75%	316,222
Robert J. Stone	75%	296,862
Paul N. Chhabra	75%	262,500
Donald P. Kenney	75%	289,080
(1) Based on base salary actually paid for fiscal 2018 to the named executive officers other than Dr. Chhabra.
(2) For Dr. Chhabra, the table reflects the full year annualized target bonus opportunity since that amount was used to determine his position with respect to the 2018 Peer Group. His target bonus opportunity based on base salary actually paid to him in 2018 was $195,024.

In the first quarter of 2018, the Committee approved financial performance targets to be used under the Annual Bonus Plan for 2018. The corporate-wide financial performance targets for the named executive officers were the consolidated working capital ratio (WC) and earnings per share (EPS). The Committee selected WC (which replaced the return on invested capital metric from 2017) due to its focus on managing key elements of the balance sheet including inventory, accounts receivable and accounts payable. The Committee continues to believe that EPS is an important indicator of profitability that aligns the interests of the executive officers with those of the Company’s shareholders. Financial performance targets also included: (i) for Mr. Stone and Mr. Kenney, their business unit’s operating income after non-GAAP adjustments, (ii) for Dr. Chhabra, the consolidated operating income after non-GAAP adjustments for all manufacturing locations, excluding locations in Turkey, Brazil and the Southern Cone, and South Africa (these excluded areas being outside of Dr. Chhabra’s area of operational responsibility), and (iii) for Mr. Kenney, the net sales growth of the Company’s products to the Headwater Companies. While the Committee continues to set individual goals for executives and assess their achievement for purposes of merit increases and promotions, individual performance will not impact the annual bonus outside of extraordinary circumstances.

With respect to each performance measure, the Committee set a threshold level of performance below which no bonus is earned for that performance measure. For each of the financial-based measures, the performance threshold was set at 80% of the target performance level. Payout for threshold level performance was set at 33% of target. For every 1% by which performance exceeds the threshold level, the actual payout level increases 3.35% up to the target level (i.e., 100% of target payout), and for every 1% by which performance exceeds the target level, up to 120% of the target, the actual payout increases 5% up to the maximum performance level (i.e., 200% of target payout).

The performance measures, and the relative percentage of the 2018 target bonus opportunity assigned to each performance measure, were as follows:

Performance Measure	Gregg C. Sengstack	John J. Haines	Robert J. Stone	Paul N. Chhabra	Donald P. Kenney
Consolidated Working Capital Ratio	50%	50%	25%	35%	25%
EPS	50%	50%	25%	35%	25%
Operating Income				30%
Business Unit Operating Income			50%		35%
Headwater Companies Net Sales Growth					15%

The chart below sets forth the threshold, target, maximum and actual performance levels for the 2018 performance goals based on other than Operating Income, and for all five performance goals, the percentage at which target was attained. The performance goals were established assuming the goals would be adjusted for certain discrete items. Accordingly, with the approval of the Committee, the following was excluded in calculating EPS: restructuring income/expense, which decreased operating income by $1.7 million and EPS by $0.03. The “Actual” results shown in the table reflect these adjustments.

The Company does not publicly report Operating Income by business units below the operating segment level given the size of the business units as compared to its competitors and the potential for competitive harm. The Operating Income and other goals were set at the beginning of 2018 and the Committee believed at the time that it would require a high degree of execution of the 2018 business plan in order to attain these goals.

Performance Goal Achievement	Threshold	Target	Maximum	Actual	% of Attainment of Target
Working Capital Ratio	38.4%	32.0%	25.6%	34.6%	91.9%
EPS ($)	1.78	2.22	2.66	2.26	101.8%
Operating Income	___	___	___	___	101.9%
Business Unit Operating Income	___	___	___	___	64.7% - 116.3% (1)
Headwater Companies Net Sales Growth	65.6	82	98.4	83.5	101.8%
(1) The percentage of attainment of target results for the business unit Operating Income goals represents the range of results for the two business units.

Mr. Sengstack evaluated the extent to which the other named executive officers attained their individual strategic goals. The annual bonus plan has a discretionary adjustment component of a positive or negative 20%. The intended application of this discretionary adjustment component is reserved, in part, for “above and beyond” accomplishments based on individual achievements, or extraordinary events outside of the executive’s control despite exceptional performance. Based on his evaluation, Mr. Sengstack did not recommend any discretionary adjustments to the calculated bonus payouts for 2018, and the Committee did not make any changes, resulting in the entire bonus payments being based on the pre-established financial goals.

Based on the results summarized above, the following table sets forth the actual bonus payouts for each named executive officer as a percentage of his target opportunity.

Executive	Payout Percentage (% of Target) (1)
Gregg C. Sengstack	91%
John J. Haines	91%
Robert J. Stone	45%
Paul N. Chhabra	97%
Donald P. Kenney	125%
(1) For Dr. Chhabra, the table reflects the Payout Percentage of his target bonus opportunity based on base salary actually paid to him in 2018.

For additional information about the specific awards made to the named executive officers for 2018 pursuant to the above criteria, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 30.

Long-Term Incentive Compensation

The Committee grants equity incentives to its executive officers to more closely align the executives’ compensation with the return received by the Company’s shareholders, to offer an incentive for long-term performance, to provide a retention incentive and to encourage stock ownership. The regular cycle long-term incentive awards to executive officers generally include a combination of performance share units, stock options and restricted stock/units. (Retirement eligible executives, including the eligible named executive officers, receive restricted stock units instead of restricted stock because, unlike restricted stock units, restricted stock grants to a retirement eligible individual results in the early recognition of income even though the individual has not actually retired and received the stock subject to awards.)

LTI Award Target Values
In determining the size of equity grants made to the named executive officers, the Committee uses the pay study provided by Meridian as a guide. The Committee then considers other important factors such as experience level and individual performance to approve the long-term incentive value to be granted to each named executive officer.

The following table shows the 2018 targeted economic value for the annual awards to the named executive officers. Based on the pay study for 2018, total targeted long-term incentive compensation to the named executive officers for 2018 ranged from 1.2% below to 13.6% below (7.5% below on an aggregate basis) the targeted level of long-term incentive compensation for executives in comparable positions in the 2018 Peer Group.

Named Executive Officer	Targeted Economic Value for 2018 ($)
Gregg C. Sengstack	2,750,000
John J. Haines	750,000
Robert J. Stone	495,000
Paul N. Chhabra	350,000
Donald P. Kenney	500,000

LTI Award Mix

Based on a review of market data and input from Meridian, the Committee determined to deliver the targeted economic value of long-term incentives to the named executive officers as follows: 40% in the form of stock options; 30% in the form of restricted stock (or restricted stock units); and 30% in the form of performance share units. All three long-term incentive components are used to align the interests of the named executive officers with those of shareholders. Stock options provide an element of risk to the executives in that value is created for the executive only when the stock price increases, while restricted stock and restricted stock units provide executives with outright value which supports their retention and helps manage the potential increased dilution that would result in using only options. Through the use of performance share units, the Committee can focus the executives on one or more select performance metrics deemed to be critical to driving Company performance and, in turn, increasing shareholder value.

Sign-On Equity Awards
In connection with the commencement of his employment, Dr. Chhabra also received (i) a one-time award of restricted stock with an economic value of $200,000 that vests 50% after one year of employment and 50% after two years of employment and (ii) a one-time award of restricted stock with an economic value of $100,000 that vests after three years of employment provided that the Company attains a working capital ratio of 28% during the 2020 fiscal year. In addition, Dr. Chhabra received certain additional compensation as further described in the Perquisites, Other Personal Benefits and Other Compensation section beginning on page 27.

Performance Share Units

The performance share units vest based solely on the aggregate change in the Company’s consolidated normalized EBITDA (adjusted for certain non-recurring items) relative to the aggregate change in the consolidated normalized EBITDA reported by companies in the S&P Small Cap 600® Industrials Index (adjusted for non-recurring items) over a three-year performance period. For purposes of determining this aggregate increase, a target dollar increase in adjusted operating income is established for the Company for each year of the three-year performance period based on the annual percentage increase of the S&P 600® Industrials Index adjusted operating income from the base year. The annual target amounts are then aggregated to calculate the cumulative three-year target dollar increase. The actual cumulative growth of the Company’s adjusted operating income (in dollars) over the performance period will be compared to the target level of cumulative growth in adjusted operating income based on the increases relative to the companies in the S&P Small Cap 600® Industrials Index over the performance period. The Committee believes that operating income is a relevant benchmark to gauge Company performance over time against a broad index of similarly situated manufacturing firms.

For performance share units granted in 2018, the applicable performance period is January 1, 2018 through December 31, 2020. Performance share units will be earned based on the following:

Performance Level (1)	Aggregate Actual Change for Company Relative to Targeted Change	Number of Performance Share Units Earned (as a % of Target)
Below Threshold	<75%	0%
Threshold	75%	50%
Target	100%	100%
Maximum	125% (or more)	200%
(1) Performance between threshold and target, and target and maximum will be interpolated on a straight-line basis.
Earned performance share units will be paid out in shares of Company stock. Any dividends declared during the performance period will accrue and be paid out in cash at the end of the performance period based on the number of performance share units actually earned.

For additional information about the material terms of these awards, see the narrative disclosure under the Summary Compensation Table.

Performance Share Units Earned in Fiscal 2018

The three-year performance period for the performance share units awarded in 2016 ended on December 31, 2018. The base year for measuring the aggregate change in the adjusted operating income for both the Company and the S&P 600® Industrials Index in each year of the performance period was 2015. The annual change in adjusted operating income for each year in the performance period for the S&P 600® Industrials Index was 5.7%, 6.7% and 15.0%*, which represents the respective annual target levels for the Company. The following table provides the threshold, target and maximum performance levels (based on the table above) for the performance period:

	Year 1 Target (Fiscal 2016)	Year 2 Target (Fiscal 2017)	Year 3 Target (Fiscal 2018)
Base Year Company Adjusted OI Target Change in Adjusted OI (over Base Year) Target Level of Adjusted OI for Relevant Period	$93.4 million 5.7% ($5.3 million) $98.7 million	$93.4 million 12.8% ($11.9 million) $105.3 million	$93.4 million 29.7% ($27.7 million)* $121.1 million*

As a result, (i) the Company’s target level of aggregate adjusted operating income over the performance period was $325.1* million ($98.7 million + $105.3 million + $121.1* million) and (ii) the threshold level was calculated as $243.8 million (75% of target) and (iii) the maximum level was calculated as $406.4 million (125% of target). The Company’s actual aggregate adjusted operating income for the performance period was $355.2 million, resulting in an estimated 109.3% attainment of target ($355.2 ÷ $325.1) and 137.1% of the targeted level of the performance share units were estimated to be earned.

*The numbers for 2018 are based on all but two companies in the Index reporting 2018 adjusted operating income. It is expected that final results will not increase the target performance share unit payout past 137.8%. If the Company were to payout the target performance share units at 137.8%, it would result in an aggregate of 266 additional shares earned by the executive officers, of which 223 would be earned by the named executive officers.

LTI Award Grant Practices
Equity grants are typically made on an annual basis at the Committee’s meeting following the public release of the Company’s fiscal year-end results. Stock options are valued as of the date of grant using a modified Black-Scholes methodology. They have an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant and vest over four years, at 25% per year. Restricted stock, restricted stock units and performance share units are valued based on the closing price of the Company’s common stock on the date of grant. The restricted stock and restricted stock units generally vest 100% on the fourth anniversary of the grant date. Performance share units are earned based on the level of performance attainment against the pre-established earnings goal (relative to the S&P Small Cap 600® Industrials Index) set by the Committee over a three-year performance period.

Stock Ownership Guidelines

The Company’s stock ownership guidelines for its executives and non-employee directors require executives and non-employee directors to maintain direct ownership in the Company’s common stock in amounts as follows:

•	CEO: six times annual base salary;

•	Senior Vice Presidents: three times annual base salary;

•	Corporate Vice Presidents: one times annual base salary; and

•	Non-Employee Directors: five times annual retainer.

Executives and non-employee directors have five years from the date appointed to their position to comply with these guidelines. Stock options do not count toward these guidelines. All shares held directly or beneficially, including shares of restricted stock, restricted stock units, shares of stock acquired upon exercise of stock options and shares credited under the Retirement Program, count toward these guidelines. Performance share units do not count toward these guidelines until, and only to the extent, they are settled in actual shares. Until an executive attains the requisite stock ownership, the executive must retain 50% of all shares acquired under the Company’s compensation plans. All shares held directly or beneficially, including stock awards, shares acquired upon exercise of stock options and stock units credited under the Non-Employee Directors’

Compensation Plan, count toward these guidelines. Stock options do not count toward these guidelines. As of the end of 2018, all named executive officers and non-employee directors met their respective stock ownership requirements.

Incentive Compensation Recoupment Policy

The Company’s Incentive Compensation Recoupment Policy permits the Board to recoup from an executive cash or equity-based compensation granted on or after January 1, 2014 in the event that the executive engages in misconduct that results in a restatement of the Company’s financial statements or a material loss or damage to the Company. Recoupment covers any incentive compensation that is awarded or paid or that vests within 36 months following the occurrence of the misconduct. Misconduct includes an act of fraud, dishonesty or recklessness, the material breach of a fiduciary duty, a knowing material violation of a Company policy, or a knowing material violation of a confidentiality, non-solicitation or non-competition covenant.

Retirement Plans

The Company has various retirement plans in which certain of the named executive officers currently participate.

Pension Plan

Basic Retirement Portion

The Basic Retirement portion of the Pension Plan generally covers employees in the U.S. A participant retiring at age 65 is eligible to receive a monthly single life annuity equal to his credited service times a flat dollar amount ($25 for most U.S. salaried employees). Participants age 55 or older with 10 years of vesting service may retire prior to age 65 with a reduced benefit. Participants who were younger than 50 as of December 31, 2011 (which includes Mr. Stone) stopped accruing benefits as of such date, and participants 50 or older as of such date (which include Messrs. Sengstack and Kenney) accrued benefits until December 31, 2016. Mr. Haines and Dr. Chhabra are not eligible to participate in this portion of the Pension Plan because they were hired after February 21, 2006 when it was closed to all new salaried employees.

Cash Balance Portion

The Cash Balance portion of the Pension Plan covers most salaried employees in the U.S. All participants stopped accruing benefits as of December 31, 2011. At termination of employment a participant is eligible to receive the amount credited to his account or a monthly single life annuity based on the amount credited to his account. The account consists of: (i) an opening balance for a participant at December 31, 1999 equal to the present value of the participant’s accrued benefit earned at December 31, 1999 under the applicable prior pension plan; (ii) annual Company contributions through 2011 ranging from 3% to 12% of a participant’s compensation and transitional credits for certain participants from 2000-2004 equal to 6% of compensation; and (iii) interest credits, which continue until distribution of the account, based on the 30-year Treasury rate (subject to a minimum of 4.5%). All named executive officers participate in the Cash Balance portion, except Dr. Chhabra because he was hired after benefit accruals ceased on December 31, 2011.

Pension Restoration Plan

In order to provide eligible executives with the portion of their retirement benefits that cannot be paid under the tax- qualified Pension Plan due to IRS limits on compensation, the Company maintains the Pension Restoration Plan. All participants other than Mr. Sengstack (which include Messrs. Haines and Stone) stopped accruing benefits as of December 31, 2011, and effective as of January 1, 2012, their benefits were transferred to the Supplemental Retirement and Deferred Compensation Plan. Mr. Kenney and Dr. Chhabra do not participate in the Pension Restoration Plan because it was frozen before Mr. Kenney became an executive officer and before Dr. Chhabra was hired.

Retirement Program

The Retirement Program is a tax-qualified 401(k) plan that covers the majority of all U.S. employees, including the named executive officers. A participant can elect to defer 1-50% of his compensation, in accordance with the Retirement Program plan documents, up to a maximum in 2018 of $18,500, or $24,500 if age 50 or over, and the Company will make a matching contribution equal to 100% of the first 2% of the participant’s deferral contributions plus 50% of the next 3% of the participant’s deferral contributions, for a total of 3.5% of the participant’s compensation.

The Company also makes annual service-based contributions to most participants, ranging from 3% to 9% of a participant’s compensation, depending on his or her years of service with the Company (3% in the case of hourly employees). The service-based contribution generally is made to all employees. Compensation taken into account under the Retirement Program is limited by the Internal Revenue Code (the limit for 2018 was $275,000). The Retirement Program also holds employees’ accounts that were held in the Company’s Employee Stock Ownership Plan, which was merged into the Retirement Program in 2010.

Supplemental Retirement and Deferred Compensation Plan

The Company maintains the Supplemental Retirement and Deferred Compensation Plan (the “Supplemental Retirement Plan”), which provides an additional benefit to attract and retain key executives. The Supplemental Retirement Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. Deferred amounts are credited to a bookkeeping account maintained on behalf of the participant.

The Company provides two types of contributions under the Supplemental Retirement Plan to the named executive officers other than Mr. Sengstack, who continues to participate in the Pension Restoration Plan. These contributions include: (i) the portion of the service- based contribution that could not be made under the Retirement Program due to IRS limitations; and (ii) a supplemental contribution of 2% to 4% of a participant’s compensation depending on years of service. In addition, participants who stopped accruing benefits under the Pension Restoration Plan (which includes Messrs. Haines and Stone) had their benefit transferred to the Supplemental Retirement Plan as of January 1, 2012. A participant’s deferral account, service contribution account and transferred Pension Restoration Account are credited with earnings and losses based on the investment funds made available under the Plan. Earnings on the supplemental contribution account will follow the methodology used in the now-frozen Cash Balance Plan, which credits earnings based on the 30-year Treasury rate, but not less than 4.5%.

A participant’s accounts under the Supplemental Retirement Plan generally will be distributed to him in the seventh month following termination of employment. No named executive officer elected to contribute to the Supplemental Retirement Plan in 2018, and Messrs. Haines, Stone, Chhabra and Kenney received Company contributions.

Perquisites, Other Personal Benefits, and Other Compensation

The Company generally does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance or tax preparation. The Company offers an executive annual physical program which is available to the named executive officers. The named executive officers other than Mr. Sengstack receive a Medicare tax reimbursement relating to the annual Company contributions in the Supplemental Retirement Plan.
As part of his initial compensation package, Dr. Chhabra received a signing bonus of $50,000, a retention bonus of $50,000 that is payable in May 2019 if he is still employed, and relocation benefits in connection with his move to the Fort Wayne, Indiana area. These benefits are further detailed in the Summary Compensation Table of the Proxy Statement.
Employment Agreements

The Company has employment agreements with Messrs. Sengstack and Haines. The agreements are three-year agreements, which automatically extend for an additional year unless either party gives notice not to renew. The agreements provide the following:

•
If the agreement is not renewed by the Company, and the executive terminates his employment, the executive is entitled to a payment equal to 12 months of salary and the target bonus, a bonus pro-rated for the time of employment in the current year, continued participation in the Company’s health and welfare plans for 12 months, a lump sum payment equal to the additional benefits that would have accrued under the Company’s retirement plans for 12 months, and immediate vesting of all stock options and pro-rata vesting of restricted stock, restricted stock units and performance share units (based on actual performance).

•
If the executive’s employment is terminated prior to a change in control without cause by the Company or for good reason by the executive (as defined in the agreements), Mr. Haines is entitled to the same benefits as described above, and Mr. Sengstack is entitled to severance based on 18 months of continued salary, 1-1/2 times the target bonus, and 18 months of health and welfare plan coverage and retirement plan payment.

•
If the executive’s employment is terminated without cause by the Company or for good reason by the executive within two years following a change in control of the Company, the executive is entitled to receive a payment equal to 36 months of continued salary, three times the target bonus (24 months of salary and two times bonus for Mr. Haines), a bonus pro- rated for the time of employment in the current year, continued participation in the Company’s health and welfare plans for 36 months (24 for Mr. Haines) and a lump sum payment equal to the additional benefits that would have been accrued under the Company’s retirement plans (other than the Pension Restoration Plan) for 36 months (24 months for Mr. Haines), and immediate vesting and cash-out of outstanding options and vesting of restricted stock, restricted stock units and performance share units (at target level). With respect to any 280G excise tax, each executive can elect to either (i) receive the full amount of severance benefits and be responsible for paying any excise tax or (ii) receive severance benefits that are reduced to the maximum amount that can be paid without triggering the excise tax.

The employment agreements contain a restrictive covenant that prohibits the executives from competing with the Company and soliciting the Company’s customers and employees for 24 months following termination.

Employment Security Agreements

The Company has entered into employment security agreements (“ESAs”) with Messrs. Stone, Chhabra and Kenney, as well as certain other executives that provide benefits upon a change in control of the Company, in order to extend these benefits to some executives who are not party to employment agreements.

Each ESA provides that if within two years after a change in control the Company terminates the executive’s employment for any reason other than cause, or the executive terminates his employment with the Company for good reason (as defined in the ESA), the executive is entitled to the following:

•
A lump sum payment equal to the sum of two times the executive’s base salary, a pro-rata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

•
A lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months;

•	Immediate vesting of all stock-based awards and deemed satisfaction of performance goals at target levels;

•	Continued coverage under the Company’s health and welfare plans for 24 months following termination; and

•	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company.

The ESAs contain a restrictive covenant that prohibits the executive from soliciting employees of the Company for 18 months following termination.

The Company determined that these agreements serve the Company’s goal of attracting and retaining key executives. By providing these agreements the executives are able to remain focused on the best interests of the shareholders in the event of a potential change-in-control situation. Additionally, these agreements provide benefits which strive to retain the executives during a transitional period.

Confidentiality and Non-Compete Agreements

Each named executive officer has signed a confidentiality and non-compete agreement with the Company. Under this agreement, they agree to maintain all confidential information of the Company, and for a period of 18 months after termination of employment from the Company they agree not to, directly or indirectly, participate in the design, development, manufacture, or distribution of electrical submersible motors or related products in competition with the Company. These agreements are in addition to the restrictive covenants set forth in the employment agreements and ESAs.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code as in effect prior to 2018 limited the deductibility for federal income tax purposes of executive compensation paid to the CEO and the three other most highly compensated officers other than the chief financial officer of a public company to $1,000,000 per year, but contained an exception for certain performance-based compensation. The Tax Cuts and Jobs Act of 2017 amended Section 162(m) to cover a public company’s chief financial officer and eliminate the performance-based exception, beginning in 2018.  Accordingly, the annual cash incentive awards, stock options and performance shares granted in 2018 and later years will no longer qualify for this exception (base salary, time-based restricted stock/units by their nature have never qualified as performance-based compensation).  In addition, compensation paid to a covered employee after termination of employment will also be subject to the million dollar limitation.  Under a transition rule, outstanding stock options and performance share awards and post-termination compensation will not be subject to Section 162(m) as amended to the extent such compensation is considered paid pursuant to a binding written contract in effect as of November 2, 2017.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers ("named executive officers") for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Time-Based Stock Awards ($)(3)	Performance-Based Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Gregg C. Sengstack, Chairperson & CEO	2018	764,583	—	825,004	825,004	1,100,145	764,466	773,167	50,907	5,103,276
	2017	730,417	—	660,007	660,007	875,850	649,560	1,178,605	56,680	4,811,126
	2016	694,458	—	554,992	554,992	871,415	853,420	177,937	33,179	3,740,393
John J. Haines VP & CFO	2018	421,630	—	224,998	224,998	300,046	287,446	—	73,937	1,533,055
	2017	403,685	—	205,514	205,514	273,969	278,906	3,820	78,709	1,450,117
	2016	384,096	—	173,986	173,986	273,203	350,584	2,675	39,004	1,397,534
Robert J. Stone Senior VP and President, International Water Systems	2018	395,816	—	148,482	148,482	198,024	134,924	—	70,184	1,095,912
	2017	384,226	—	143,986	143,986	191,983	145,209	22,771	88,800	1,120,961
	2016	372,935	—	139,497	139,497	219,029	323,642	14,456	54,610	1,263,666
Donald P. Kenney VP and President, North America Water Systems	2018	385,440	—	150,012	150,012	200,031	362,434	—	90,935	1,338,864
	2017	365,005	—	235,983	80,982	107,989	229,214	39,523	89,832	1,148,528
	2016	312,552	—	64,499	64,499	101,273	242,665	30,492	60,669	876,649
Dr. Paul N. Chhabra VP Global Product Supply	2018	260,032	—	305,020	204,990	139,317	188,218	—	22,286	1,119,863
DeLancey W. Davis VP and President, Headwater Companies	2017	357,654	40,000	120,608	320,621	160,779	185,122	11,006	84,416	1,280,206
	2016	347,127	—	116,989	116,989	183,705	299,371	7,060	43,763	1,115,004

(1)	Salary adjustments for 2018 were effective as of June 1, 2018.

(2)
This amount represents a discretionary bonus paid to Mr. Davis. The Committee approved this discretionary bonus to Mr. Davis due in part to his extraordinary performance in 2017. A description of the discretionary adjustment component of the Annual Cash Incentive Award can be found in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)
These amounts represent the grant date fair value, computed in accordance with FASB Codification Topic 718, of the restricted stock and performance share unit awards granted in 2018 to the named executive officers. The value of the performance share units is based upon the probable outcome of the performance conditions. See Note 15 of the Company's Annual Report to Shareholders for the fiscal year ending December 31, 2018 for a complete description of the assumptions used for these valuations.

(4)
The grant date value of the performance shares granted in 2018, assuming the performance conditions were met at the maximum level, was: Mr. Sengstack: $1,650,008; Mr. Haines: $449,996; Mr. Stone: $296,964; Mr. Kenney: $300,024; and Dr. Chhabra $309,989.

(5)
These amounts represent the grant date fair value, computed in accordance with FASB Codification Topic 718, of the stock options granted to the named executive officers in 2018. See Note 15 of the Company's Annual Report to Shareholders for the fiscal year ending December 31, 2018 for a complete description of the assumptions used for these valuations.

(6)
These amounts represent the bonuses paid to the named executive officers under the Company's performance-based Executive Officer Annual Incentive Cash Bonus Program. A description of this program can be found in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(7)
These amounts represent the annual change in the present value of each named executive officer's benefits under the Company's defined benefit pension plans, which calculations use the same assumptions required to be used for financial reporting purposes. Benefits under the pension plans were frozen as of December 31, 2011 for most participants, including Messrs. Haines, Stone, Chhabra and Davis.

(8)
These amounts for 2018 represent (i) Company contributions under the Retirement Program:  Mr. Sengstack: $34,375; Mr. Haines: $23,375; Mr. Stone: $28,875; Mr. Kenney: $34,375; and Dr. Chhabra $16,902 (ii) Company contributions under the Supplemental Retirement and Deferred Compensation Plan:  Mr. Haines: $49,298; Mr. Stone: $40,263; Mr. Kenney: $55,155; and Dr. Chhabra $5,201; (iii) a Medicare tax reimbursement related to the non-qualified retirement plans:  Mr. Sengstack: $16,455; Mr. Haines: $1,187; Mr. Stone: $969; Mr. Kenney: $1,328; and Dr. Chhabra: $125; and (iv) the Company's life insurance contributions of $77 for each named executive officer, other than Dr. Chhabra whose contribution was $58.

Restricted Stock/Restricted Stock Unit/Performance Stock Unit Awards

The 2018 restricted awards were granted on February 22, 2018 to Messrs. Sengstack, Haines, Stone, and Kenney and on April 3, 2018 to Dr. Chhabra, respectively. The awards consisted of 20,497 restricted stock units and 20,497 performance share units awarded to Mr. Sengstack; 5,590 restricted stock units and 5,590 performance share units awarded to Mr. Haines; 3,689 restricted stock units and 3,689 performance share units awarded to Mr. Stone; 3,727 restricted stock units and 3,727 performance stock units awarded to Mr. Kenney; and 7,550 restricted stock awards and 5,074 performance stock units awarded to Dr. Chhabra.

The 2017 restricted awards were granted on February 24, 2017 and February 23, 2017 for Mr. Sengstack and the remaining Named Executive Officers, respectively. The awards consisted of 15,349 restricted stock units and 15,349 performance share units awarded to Mr. Sengstack; 4,870 restricted stock units and 4,870 performance share units awarded to Mr. Haines; 3,412 restricted stock units and 3,412 performance share units awarded to Mr. Stone; 2,858 restricted stock units and 2,858 performance share units awarded to Mr. Davis; and 1,919 restricted stock units and 1,919 performance stock units awarded to Mr. Kenney. In connection with his appointment to President of Headwater Companies, Mr. Davis received an additional grant on April 10, 2017 of 4,785 performance share units. In connection with his appointment to VP and President of North American Water Systems, Mr. Kenney received an additional grant on May 4, 2017 of 4,026 restricted stock units.

The 2016 restricted awards granted on February 25, 2016 consisted of 19,085 restricted stock units and 19,085 performance share units awarded to Mr. Sengstack; 5,983 restricted stock units and 5,983 performance share units awarded to Mr. Haines; 4,797 restricted shares and 4,797 performance share units awarded to Mr. Stone; 4,023 restricted shares and 4,023 performance share units awarded to Mr. Davis; and 2,218 restricted stock units and 2,218 performance stock units awarded to Mr. Kenney.

Restricted stock and restricted stock unit awards vest on the fourth anniversary of the grant date (subject to accelerated pro rata vesting upon death, disability, or retirement and accelerated vesting on a change in control). Performance share units granted in 2018 vest at the end of the three-year performance period ending December 31, 2020, depending on the level of achievement of the performance goals (subject to pro rata vesting at the end of the performance period upon death, disability or retirement and accelerated vesting at target level upon a change in control). Dividends are paid on restricted stock awards and dividend equivalents are paid on restricted stock unit awards. Dividend equivalents are paid on performance share unit awards only to the extent the awards vest.

Option Awards

The 2018 grants to the named executive officers consisted of options for 96,501 shares to Mr. Sengstack; 26,319 shares to Mr. Haines; 17,370 shares to Mr. Stone; 17,546 shares to Mr. Kenney; and 12,236 shares to Dr. Chhabra. These grants had an exercise price of $40.40 and $40.25 for Dr. Chhabra and the remaining named executive officers, respectively.

The 2017 grants to the named executive officers consisted of options for 70,569 shares to Mr. Sengstack; 22,389 shares to Mr. Haines; 15,689 shares to Mr. Stone; 13,139 shares to Mr. Davis; and 8,825 shares to Mr. Kenney. These grants had an exercise price of $43.00 and $42.20 for Mr. Sengstack and the remaining named executive officers, respectively.

The 2016 grants to the named executive officers consisted of options for 94,952 shares to Mr. Sengstack; 29,769 shares to Mr. Haines; 23,866 shares to Mr. Stone; 20,017 shares to Mr. Davis; and 11,035 shares to Mr. Kenney. These grants had an exercise price of $29.08.

All of the stock options granted in 2018, 2017 and 2016 vest over four years at 25% per year (subject to accelerated vesting upon death, disability, retirement or a change in control) and expire after ten years.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

In connection with the redesign of the Company's retirement program, effective as of December 31, 2011, all named executive officers other than Messrs. Sengstack and Kenney stopped accruing benefits under the Pension Plan and/or the Pension Restoration Plan. Descriptions of these retirement plans, as in effect before and after December 31, 2011, and the level of participation by the named executive officers, can be found in the 2018 Pension Benefits Table and accompanying narrative included in this Proxy Statement.

2018 Grant of Plan Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended December 31, 2018.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregg C. Sengstack	2/22/2018	277,544	841,042	1,009,250
	2/22/2018				10,249	20,497	40,994
	2/22/2018							20,497	96,501	40.25	2,750,153
John J. Haines	2/22/2018	104,353	316,222	379,466
	2/22/2018				2,795	5,590	11,180
	2/22/2018							5,590	26,319	40.25	750,041
Robert J. Stone	2/22/2018	97,964	296,862	356,234
	2/22/2018				1,845	3,689	7,378
	2/22/2018							3,689	17,370	40.25	494,989
Dr. Paul N. Chhabra	4/3/2018	64,358	195,024	234,029
	4/3/2018				2,537	5,074	10,148
	4/3/2018							7,550	12,236	40.40	649,326
Donald P. Kenney	2/22/2018	95,396	289,080	346,896
	2/22/2018				1,864	3,727	7,454
	2/22/2018							3,727	17,546	40.25	500,054

(1)
The amounts in these columns reflect estimated possible payouts for 2018 and were established under the Executive Officer Annual Incentive Bonus Program. The estimated payouts shown in the Table were based on performance in 2018, which has now occurred. Thus, the amounts shown in “threshold”, “target”, and “maximum” columns reflect the range of potential payouts when the performance goals were set in early 2018. Actual amounts paid for 2018 are reflected in the Summary Compensation Table. A description of this program can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)
The amounts in these columns reflect the estimated possible payouts of shares of common stock that may be issued pursuant to the settlement of performance share units that were granted in 2018. Vesting occurs at the end of the three-year performance period (December 31, 2020), depending on the level of attainment of the performance goals. A pro rata portion is paid at the end of the performance period in the event of the executive's death, disability or retirement, and vesting is accelerated at target level upon a change in control. Dividend equivalents are paid to the extent the performance share units vest. A description of the performance share units can be found in the "Compensation, Discussion, and Analysis" section of this Proxy Statement.

(3)
Restricted stock units were granted to Messrs. Sengstack, Haines, Stone, and Kenney because they are retirement eligible or will become retirement eligible within the vesting period, and restricted stock was granted to Dr. Chhabra. The awards vest four years from the grant date if they are still employed with the Company on such date. Vesting is accelerated upon a change in control of the Company and a pro rata portion is accelerated upon death, disability or retirement.

(4)
The exercise price for grants of stock options is determined using the closing price of the Company’s common stock on the date of grant. The option grants expire after ten years and vest over four years, at 25% per year. Vesting is accelerated upon a change in control of the Company, death, disability or retirement.

(5)
The grant date fair value of the target performance share units, restricted stock, restricted stock units and option awards shown in the above table was computed in accordance with FASB Codification Topic 718.

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of December 31, 2018.

Name	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(7)
Gregg C. Sengstack	25,600 21,460 34,640 21,798 17,555 22,050 49,608 47,476 17,643 0	0 0 0 0 0 0 16,536 47,476 52,926 96,501	14.41 21.72 24.10 32.53 43.27 37.88 36.67 29.08 43.00 40.25	2/22/2020 3/2/2021 5/4/2022 3/6/2023 3/4/2024 5/6/2024 2/26/2025 2/25/2026 2/24/2027 2/22/2028	69,248(2)	2,969,354	35,846(8)	1,537,076
John J. Haines	18,600 20,052 21,650 16,564 13,740 15,591 14,885 5,598 0	0 0 0 0 0 5,197 14,884 16,791 26,319	14.41 21.72 24.10 32.53 43.27 36.67 29.08 42.20 40.25	2/22/2020 3/2/2021 5/4/2022 3/6/2023 3/4/2024 2/26/2025 2/25/2026 2/23/2027 2/22/2028	20,943(3)	898,036	10,460(9)	448,525
Robert J. Stone	21,038 22,296 14,046 11,659 12,756 11,933 3,923 0	0 0 0 0 4,252 11,933 11,766 17,370	21.72 24.10 32.53 43.27 36.67 29.08 42.20 40.25	3/2/2021 5/4/2022 3/6/2023 3/4/2024 2/26/2025 2/25/2026 2/23/2027 2/22/2028	15,579(4)	668,028	7,101(10)	304,491
Dr. Paul N. Chhabra	0	12,236	40.40	4/3/2028	7,550(5)	323,744	5,074(11)	217,573
Donald P. Kenney	3,092 2,334 3,016 3,230 2,681 5,868 5,518 2,207 0	0 0 0 0 0 1,956 5,517 6,618 17,546	14.95 21.72 24.10 32.53 43.27 36.67 29.08 42.20 40.25	3/23/2020 3/2/2021 5/4/2022 3/6/2023 3/4/2024 2/26/2025 2/25/2026 2/23/2027 2/22/2028	13,583(6)	582,439	5,646(12)	242,100

(1)
Each option grant has a ten-year term and vests pro rata over four years beginning on the first anniversary of the grant date. Vesting is accelerated upon death, disability, retirement or a change in control of the Company.  Exercise prices are determined using the closing price of the Company’s Common Stock on the date of grant.

(2)
Of Mr. Sengstack's restricted awards, 20,497 shares vest after four years on February 22, 2022, 15,349 shares vest after four years on February 24, 2021, 19,085 shares vest after four years on February 25, 2020, and 14,317 shares vest after four years on February 26, 2019.

(3)
Of Mr. Haines's restricted awards, 5,590 shares vest after four years on February 22, 2022, 4,870 shares vest after four years on February 23, 2021, 5,983 shares vest after four years on February 25, 2020, and 4,500 shares vest after four years on February 26, 2019.

(4)
Of Mr. Stone's restricted awards, 3,689 shares vest after four years on February 22, 2022, 3,412 shares vest after four years on February 23, 2021, 4,797 shares vest after four years on February 25, 2020, and 3,681 shares vest after four years on February 26, 2019.

(5)	Of Dr. Chhabra's restricted awards, 2,599 shares vest after four years of February 22, 2022, 2,475 shares vest after two years on April 3, 2020, and 2,476 shares vest after one year on April 3, 2019.

(6)
Of Mr. Kenney's restricted awards, 3,727 shares vest after four years on February 22, 2022, 5,945 shares vest after four years on February 23, 2021, 2,218 shares vest after four years on February 25, 2020, and 1,693 shares vest after four years on February 26, 2019.

(7)	The market value of the stock and stock unit awards was determined using the closing price of the Company’s common stock on December 31, 2018 ($42.88 per share).

(8)
Of Mr. Sengstack’s target performance share awards, 20,497 will vest at the end of the performance period that ends on December 31, 2020 and 15,349 will vest at the end of the performance period that ends on December 31, 2019.

(9)	Of Mr. Haines’ target performance share awards, 5,590 will vest at the end of the performance period that ends on December 31, 2020 and
4,870 will vest at the end of the performance period that ends on December 31, 2019.

(10)	Of Mr. Stone’s target performance share awards, 3,689 will vest at the end of the performance period that ends on December 31, 2020 and
3,412 will vest at the end of the performance period that ends on December 31, 2019.

(11)	Of Dr. Chhabra's target performance share awards, 5,074 will vest at the end of the performance period that ends on December 31, 2020.

(12)
Of Mr. Kenney's target performance share awards, 3,727 will vest at the end of the performance period that ends on December 31, 2020 and 1,919 will vest at the end of the performance period that ends on December 31, 2019.

2018 Option Exercises and Stock Vested Table

The following table sets forth the exercised options and vested awards for the fiscal year ended December 31, 2018.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Gregg C. Sengstack	24,108	968,659	36,018	1,535,496
John J. Haines	5,000	155,600	11,774	494,049
Robert J. Stone	—	—	9,607	402,767
Donald P. Kenney	6,374	206,135	6,757	278,481
Paul N. Chhabra	—	—	—	—

(1)	Represents the difference between the closing price of the stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)
Includes shares based on estimated release of performance share units earned in 2018 as follows: Mr. Sengstack, 26,166; Mr. Haines, 8,203; Mr. Stone, 6,577; and Mr. Kenney 3,041. See the "Compensation Discussion & Analysis" section for further information.

(3)
Represents the value realized by multiplying the closing price of the stock on the date of vesting by the number of shares that vested. Includes vesting of restricted stock/units granted in 2014 and performance share awards granted in 2016. See the "Compensation Discussion & Analysis" section for a discussion of this vesting.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the relationship of the median of the annual total compensation of Company employees and the annual total compensation of Mr. Sengstack:
For 2018, the median of the annual total compensation of all employees of the Company (other than Mr. Sengstack), was $26,211 and the annual total compensation of Mr. Sengstack was $5,103,276. The identified median employee is a production assembly worker employed in the Company’s manufacturing facility in Brno, Czech Republic. The median employee’s base compensation and benefits were converted from Czech Koruna to United States Dollars using the exchange rate in effect on December 31, 2018. The median employee’s compensation and employment circumstances have not materially changed relative to 2017 and the Company has not experienced significant changes in its employee population or compensation practices that would result in a material change to this pay ratio disclosure. Therefore, the Company believes the previously identified median employee for 2017 remains appropriate for 2018 and is disclosing the updated calculation of the total compensation earned by that employee for 2018.
Based on this information, for 2018 the ratio of the median of the annual total compensation of all employees to the annual total compensation of Mr. Sengstack was 1 to 195. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.
To determine the median of the annual compensation of all employees, to identify the median employee and to determine the annual total compensation of the median employee and Mr. Sengstack, the Company used the following material assumptions, adjustments, and estimates:
•As of October 1, 2017, the Company’s employee population consisted of approximately 5,397 individuals working at the Company and its wholly-owned subsidiaries. This population consisted of full-time, part-time, and temporary employees.
•As permitted under SEC rules, the employee population was adjusted to exclude 197 non-U.S. employees (or approximately 3.65% of the employee population) working in India. The Company excluded these employees because the complex compensation structure for employees in India, which includes a number of social and economic benefits commonly provided to such employees, is not easily comparable to that of employees in other jurisdictions. Based on the exclusion of these employees in India, the adjusted employee population was 5,200 employees.
• Each employee’s base salary was determined using fiscal year 2017 payroll records and the median employee was identified from the adjusted employee population based on these records.

In accordance with the SEC rules, the median employee’s annual total compensation for 2018 was calculated as follows:
$26,211, which represents the amount of such employee’s compensation for fiscal year 2018 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee was a named executive officer for 2018.
In accordance with the SEC rules, the annual total compensation of Mr. Sengstack is equal to $5,103,276, which represents the amount reported in the “Total” column of the Summary Compensation Table beginning on page 30.

2018 Pension Benefits Table

The following table sets forth (i) the years of service currently credited to each named executive officer under the Company’s pension plans and (ii) the present value of the accumulated benefit payable under each pension plan to each of the named executive officers upon retirement.

Named Executive Officer	Plan Name(1)	Number of Years of Credited Service #	Present Value of Accumulated Benefit ($)(2)(3)(4)	Payments During Last Fiscal Year ($)
Gregg C. Sengstack	Basic Retirement Portion Cash Balance Portion Pension Restoration Plan	28.0 23.1 30.1	$110,348 $558,695 $6,251,527	$0 $0 $0
John J. Haines	Cash Balance Portion	4.0	$41,135	$0
Robert J. Stone	Basic Retirement Portion Cash Balance Portion	19.3 11.5	$50,051 $159,416	$0 $0
Dr. Paul N. Chhabra	N/A	N/A	N/A	N/A
Donald P. Kenney	Basic Retirement Portion Cash Balance Portion	25.5 20.8	$76,433 $388,810	$0 $0

(1)	As of December 31, 2011, the Basic Retirement Plan and Cash Balance Pension Plan were merged and renamed the Pension Plan.

(2)
As of December 31, 2011, the named executive officers stopped accruing benefits under all plans except for Mr. Sengstack, who continues to accrue benefits under the Basic Retirement portion of the Pension Plan and the Pension Restoration Plan.

(3)
The amounts in this column are based on a retirement age of 65 for Messrs. Haines, Stone, and Kenney. For Mr. Sengstack, retirement age is 62 for the Basic Retirement portion of the Pension Plan and the Pension Restoration Plan, and age 65 for the Cash Balance portion of the Pension Plan.

(4)	Dr. Chhabra is ineligible for the Basic Retirement Portion, Cash Balance Portion. along with the Pension Restoration Plan.

Pension Plan

In 2011, the Company implemented a redesign of its retirement program. Its two tax-qualified defined benefit pension plans, the Basic Retirement Plan and the Cash Balance Pension Plan, were merged into a single plan called the Pension Plan. As discussed below, as of December 31, 2011, benefit accruals under the Basic Retirement portion of the Pension Plan ceased for all participants younger than age 50 and benefit accruals under the Cash Balance portion of the Pension Plan ceased for all participants. In addition, benefits under the non-qualified Pension Restoration Plan ceased for all participants other than Mr. Sengstack. Participants will instead receive additional benefits under the Company’s defined contribution plans (see the discussion in the Compensation Discussion and Analysis and in the 2018 Nonqualified Deferred Compensation Table and narrative in this Proxy Statement).

Basic Retirement Plan

The Basic Retirement portion of the Pension Plan covers most U.S. employees of the Company and its affiliates, including the named executive officers, who were hired before February 21, 2006. The Basic Retirement Plan provides each eligible named executive officer with a monthly single life annuity commencing at normal retirement age (age 65) equal to the number of years of credited service times $25. Participants are eligible to receive benefits after completing five years of vesting service. Participants who terminate employment after age 55 with 10 years of vesting service are eligible to receive early retirement benefits that are reduced to reflect commencement prior to age 65. Participants who terminate employment on or after age 62 with 25 years of vesting service are eligible to receive early retirement benefits that are unreduced for commencement prior to age 65. Participants with five years of vesting service who terminate employment and are not eligible to receive early retirement benefits are eligible for benefits commencing at age 65. Mr. Sengstack and Mr. Kenney are currently eligible for early retirement benefits. Mr. Haines is not eligible to participate in the Plan because he was hired after February 21, 2006.

The benefit formula calculates the benefit payable in a single life annuity form, which is the normal form of benefit for unmarried participants. The normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent, if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the single life annuity form.

The Basic Retirement Plan was amended in 2011 to provide that participants younger than age 50 as of December 31, 2011 (which includes Mr. Stone) stopped earning benefits as of such date, and participants 50 or older as of December 31, 2011 (which includes Messrs. Sengstack and Kenney) stopped earning benefits on December 31, 2016 (or if earlier, their termination of employment).

Cash Balance Pension Plan

The Cash Balance portion of the Pension Plan is a tax-qualified pension plan that covers most U.S. employees of the Company and its affiliates who are classified as "exempt" and who are not covered by a collective bargaining agreement, which includes each named executive officer. As of December 31, 2011, the Plan was closed to new participants and all participants stopped accruing further benefits. An account is maintained for each participant under the Plan, which consists of (i) an opening account balance equal to the then present value of the participant's accrued benefit, if any, earned as of December 31, 1999 under one of the Company's prior pension plans; (ii) annual contributions made  by the Company as of the end of each calendar year through 2011 that ranged from 3% to 12% of the participant's compensation (based on the participant's credited service); (iii) annual transitional credits made by the Company from 2000-2004 equal to 6% of compensation of each participant whose age and years of vesting service as of December 31, 1999 totaled 45 or more; and (iv) until distribution of the account, annual interest credits made by the Company as of the end of each calendar year, based on the 30-year Treasury security rate for the November preceding each such year (subject to a minimum interest rate of 4.5%).  Compensation included wages subject to withholding, excluding income recognized in connection with the Company's stock based plans, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits (as limited by applicable Internal Revenue Code limits).
Participants are eligible to receive benefits after completing three years of service. They can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until age 65. Any accounts remaining in the Cash Balance Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for unmarried participants is a single life annuity, and the normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent, if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the normal form, or in a lump sum.

Pension Restoration Plan

The Pension Restoration Plan is an unfunded, non-qualified pension plan that is intended to provide an employee with the portion of his benefits that cannot be paid under the Pension Plan or the Contributory Retirement Plan (the predecessor to the Cash Balance portion of the Pension Plan) due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining benefits under, and the amount of benefits that can be paid from, tax-qualified pension plans.

The benefits of Mr. Sengstack are based on the formula in effect under the Contributory Retirement Plan on December 31, 1999, but without regard to the Internal Revenue Code limits. This formula is based on the employee's credited service and final three-year average compensation, with an offset for benefits provided by the Basic Retirement portion of the Pension Plan, the Cash Balance portion of the Pension Plan and Social Security. There is a minimum benefit whereby if the monthly benefit amount paid to the employee under the Pension Plan, Pension Restoration Plan and Social Security is less than a designated percentage of the employee's three-year final average compensation, the difference is paid from the Pension Restoration Plan. The current designated percentage (which is based on years of service at retirement) for Mr. Sengstack is 50% (assuming retirement at age 62).

The benefits of Messrs. Haines and Stone were determined by applying the formula in the Cash Balance portion of the Pension Plan for all eligible compensation (including compensation in excess of the Code limits), offset for the benefits provided by the Cash Balance portion of the Pension Plan.  All participants other than Mr. Sengstack stopped earning benefits as of December 31, 2011 and instead participate in the Supplemental Retirement and Deferred Compensation Plan, under which they receive additional Company contributions. The value of their frozen benefit under the Pension Restoration Plan was transferred to the Supplemental Retirement and Deferred Compensation Plan as of January 1, 2012.

The benefit accrued under the Pension Restoration Plan is paid upon termination of employment as follows:  (i) if the lump sum value is less than $1,000,000, it will be paid in a lump sum within 90 days following termination; (ii) if the lump sum value is more than $1,000,000 but less than $2,000,000, one-half of the benefit will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, and the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination; (iii) if the lump sum value is $2,000,000 or more, one-third will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, one-half of the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination, the remaining benefit will be paid as a single life annuity over the second 12-month period following termination and the benefit remaining at the end of the second 12-month period will be paid in a lump sum on the second anniversary of termination. If the participant is deemed to be a “key employee” as defined in Section 409A of the Internal Revenue Code, any distribution that is payable due to termination of employment will be delayed for six months following the date of such termination. Notwithstanding the foregoing, upon a change in control of the Company, all participants become fully vested in their benefits, all benefits will be paid in a lump sum within 60 days after the change in control and active participants will have three years of additional age and service credits in determining benefits.

Pension Plan Assumptions

The assumptions used in calculating the present value of the accumulated pension benefits are set forth in Footnote 8 of the audited financial statements contained in the Company's Annual Report to Shareholders for the year ended December 31, 2018. The Company does not grant additional years of credited service under its pension plans.

2018 Nonqualified Deferred Compensation

The following table sets forth (i) the contributions made by each named executive officer and the Company in fiscal 2018, (ii) the earnings on the account balances as of December 31, 2018 and (iii) the account balances as of December 31, 2018 under the Company’s Supplemental Retirement and Deferred Compensation Plan.

Name	Executive Contribution in Last Fiscal Year ($)(1)	Company Contribution in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)(5)
Gregg C. Sengstack	—	—	(23,245)	—	511,686
John J. Haines	—	49,298	(3,108)	—	331,606
Robert J. Stone	—	40,263	12,550	—	480,707
Dr. Paul N. Chhabra	—	5,201	—	—	5,201
Donald P. Kenney	—	55,155	5,700	—	261,768

(1)	This amount is reported in the "Salary" column of the Summary Compensation table in this Proxy Statement.

(2)	The Company contributions are reflected in the "All Other Compensation" column of the Summary Compensation table of this Proxy Statement.

(3)	The earnings reported in this column are not included in the Summary Compensation table.

(4)
The aggregate balance reflects amounts previously reported in the Summary Compensation table except for the following earnings: Mr. Sengstack: $163,857; Mr. Haines: $53,970; Mr. Stone: $46,744; and Mr. Kenney: $13,209.

(5)
For Messrs. Haines and Stone, the aggregate balances also include the cash balance accounts under the Pension Restoration Plan that were transferred to this Plan as of January 1, 2012: Mr. Haines: $18,714; and Mr. Stone: $87,153.

The Supplemental Retirement and Deferred Compensation Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available by the Management Organization and Compensation Committee.

Beginning in 2012, the Company provides two types of contributions to participants who do not continue to accrue benefits under the Pension Restoration Plan. The Company provides the portion of the service-based contribution that could not be made under the Retirement Program due to IRS limitations (the service-based contribution ranges from 3% to 9% of a participant’s compensation depending on years of service). The Company also provides a supplemental contribution of 2% to 4% of a participant’s total compensation depending on years of service. In addition, participants who stopped accruing benefits under the Pension Restoration Plan had their benefit transferred to the Plan as of January 1, 2012. A participant’s deferral account, service contribution account and transferred Pension Restoration Plan account will be credited with earnings and losses based on the investment funds made available by the Management Organization and Compensation Committee. Earnings on the supplemental contribution account will follow the methodology used in the now-frozen Cash Balance portion of the Pension Plan, which credits earnings based on the 30-year Treasury rate, but not less than 4.5%.

A participant’s accounts under the Plan will generally be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months). The Named Executive Officers did not contribute to the plan in 2018, although Messrs. Haines, Stone, Chhabra, and Kenney received Company contributions.

Potential Payments upon Termination or Change in Control of the Company

The Company provides benefits to certain of the named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described as follows:

Employment Agreements

The employment agreements of Messrs. Sengstack and Haines have three-year terms that automatically renew for an additional year unless either party provides advance written notice of an election not to extend the term. The agreements provide the following severance benefits under the described termination scenarios:

•
Termination – Nonrenewal of Employment Agreement. If the executive terminates his employment at any time during the term of the agreement after receipt of notice from the Company of its decision to not extend the term, he is entitled to (i) an immediate payment equal to a pro rata portion of the target bonus paid for the year of termination (or, in the case of Mr. Sengstack, later payment of a pro rata portion of the bonus payable for the year of termination), (ii) an immediate payment equal to 12 months of his then current salary and one times the target bonus for the year of termination, (iii) immediate vesting of all outstanding stock options, immediate pro rata vesting of time-based restricted stock and units, and pro rata vesting of performance-based restricted stock and units at the end of the performance period based on actual performance, (iv) continued participation in the Company’s health and welfare plans for 12 months, and (v) a lump sum payment equal to the benefits that would have accrued under the Company's retirement plans for 12 months.

•
Termination – Prior to a Change in Control. If a Change in Control of the Company (as defined in the agreements) has not occurred and the executive’s employment is terminated by the Company for other than “Good Cause” or the executive terminates his employment for “Good Reason,” he is entitled to (i) an immediate payment equal to a pro rata portion of the target bonus paid for the year of termination (or, in the case of Mr. Sengstack, later payment of pro rata portion of the bonus payable for the year of termination), (ii) an immediate payment equal to 18 months of his then current salary and one and one-half times the target bonus for the year of termination (12 months and one times the target bonus for Mr. Haines), (iii) immediate vesting of all outstanding stock options, immediate pro rata vesting of time-based restricted stock and units and pro rata vesting of performance-based restricted stock and units at the end of the performance period based on actual performance, (iv) continued participation in the Company’s health and welfare plans for the applicable severance period, and (v) a lump sum payment equal to the benefits that would have been earned under the Company's retirement plans during the applicable severance period.

•
Termination – Following a Change in Control. If following a Change in Control of the Company (as defined in the agreements) the executive’s employment is terminated within two years of the Change in Control by the Company for other than “Good Cause” or by the executive for “Good Reason”, he is entitled to an immediate payment equal to (i) a pro rata portion of the target bonus paid for the year of termination, (ii) an immediate payment equal to 36 months of his then current salary and three times the target bonus for the year of termination (24 months and two times the target bonus for Mr. Haines), (iii) immediate vesting and cash out of all outstanding stock options and immediate vesting of all other restricted stock and units (with performance-based awards vesting at target level), (iv) continued participation in the Company’s health and welfare plans for the applicable severance period, and (v) a lump sum payment equal to the benefits that would have accrued under the Company's retirement plans (other than the Pension Restoration Plan) during the applicable service period. With respect to any excise tax, each executive can elect to either (i) receive the full amount of severance benefits and be responsible for paying any excise tax or (ii) receive severance benefits that are reduced to the maximum amount that can be paid without triggering the excise tax.

The employment agreements contain a restrictive covenant that prohibits the executives from competing with the Company and soliciting the Company's customers and employees for 24 months following termination. The agreements provide that an amount of severance equal to one times salary and one times the prior year's bonus serves as consideration for this restrictive covenant as well as the separate confidentiality and non-compete agreement each executive has executed.

For purposes of the employment agreements:

•
“Good Cause” means the executive’s death or disability, his fraud, misappropriation of, or intentional material damage to the property or business of the Company, his commission of a felony likely to result in material harm or injury to the Company, or his willful and continued material failure to perform his obligations.

•
“Good Reason” exists if (a) there is a change in the executive’s title or a significant change in the nature or the scope of his authority, (b) there is a reduction in the executive’s salary or retirement benefits or a material reduction in the executive’s compensation and benefits in the aggregate, (c) the Company changes the principal location in which the executive is required to perform services to more than fifty miles away, (d) the executive reasonably determines that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority or duties attached to his positions, or (e) any purchaser of substantially all of the assets of the Company declines to assume the obligations under the employment agreement.

Employment Security Agreements

Certain executives, including Messrs. Stone, Chhabra and Kenney, are parties to employment security agreements (ESA) with the Company that provides benefits upon a Change in Control (as defined in the ESA). Each ESA provides that if within two years after a Change in Control the Company terminates the executive’s employment for any reason other than “Good Cause”, or the executive terminates his employment with the Company for “Good Reason” (as defined in the ESA), the executive is entitled to the following:

(i)
a lump sum payment equal to the sum of two times the executive’s base salary, a pro-rata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

(ii)
a lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months;

(iii)	immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards at target level;

(iv)	continued coverage under the Company’s health and welfare plans for 24 months following termination;

(v)	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and

(vi)
with respect to any excise tax, each executive can elect to either receive the full amount of severance benefits and be responsible for paying any excise tax, or receive severance benefits that are reduced to the maximum amount that can be paid without triggering the excise tax.

For purposes of the ESAs:

•
“Good Cause” means the executive’s intentional and material misappropriation of, or damage to, the property or business of the Company, his conviction of a criminal violation involving fraud or dishonesty or of a felony that causes material harm or injury to the Company, or his willful and continuous failure to perform his obligations under the ESA that is not cured.

•
“Good Reason” means a material reduction in the executive’s salary or retirement benefits or a material reduction in his compensation and benefits in the aggregate, or any purchaser of substantially all of the assets of the Company declines to assume all of the Company’s obligations under the ESA.

The ESAs contain a restrictive covenant that prohibits the executive from soliciting employees of the Company for 18 months following termination. The agreements provide that an amount of severance equal to one times salary and one times the prior year’s bonus serves as consideration for this restrictive covenant as well as the separate confidentiality and non-compete agreement each executive has executed.

Pension Restoration Plan

The Pension Restoration Plan, in which Mr. Sengstack participates, provides that upon a Change in Control of the Company (as defined in the Plan), (i) all participants will become 100% vested in their benefits, which will be paid in an immediate lump sum within 60 days, and (ii) active participants will have three years of additional credit for age and service in determining their benefits under the Plan.

Stock Plan

Awards under the Company's stock plans fully vest, and performance measures are deemed met at the target level, upon a Change in Control (as defined in the applicable stock plan) of the Company. Stock Option Agreements provide for full vesting upon a termination of employment due to death, disability or retirement. Restricted Stock Agreements and the Restricted Stock Unit Agreements provide for pro-rata vesting upon termination of employment due to death, disability or retirement. Performance Share Unit Agreements provide for pro-rata vesting at the end of the performance period upon termination due to death, disability or retirement.

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer pursuant to the arrangements described above under the following termination scenarios: assuming a non-renewal of the employment agreement, termination of employment and/or change in control occurred on December 31, 2018.

Termination – Nonrenewal of Employment Agreement

Name	Salary ($)(1)	Non-Equity Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)(6)	Accelerated Vesting of Restricted Stock/Units/Performance Share Units ($)(4)(6)	Additional Retirement Plan Credits ($)	Continued Benefit Plan Coverage ($)
Gregg C. Sengstack	775,000	1,605,508	1,011,655	2,395,963	1,448,727	17,503
John J. Haines	428,497	632,444	318,309	734,963	125,605	17,053
Robert J. Stone	—	—	—	—	—	—
Paul N. Chhabra	—	—	—	—	—	—
Donald P. Kenney	—	—	—	—	—	—

Termination – No Change in Control

Name	Salary ($)(1)	Non-Equity Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)(6)	Accelerated Vesting of Restricted Stock/Units/Performance Share Units ($)(4)(6)	Additional Retirement Plan Credits ($)	Continued Benefit Plan Coverage ($)
Gregg C. Sengstack	1,162,500	2,026,029	1,011,655	2,395,963	1,468,111	26,255
John J. Haines	428,497	632,444	318,309	734,963	125,605	17,053
Robert J. Stone	—	—	—	—	—	—
Paul N. Chhabra	—	—	—	—	—	—
Donald P. Kenney	—	—	—	—	—	—

Termination – Change in Control

Name	Salary ($)(1)	Non-Equity Plan Compensation ($)(2)	Accelerated Vesting of Options ($)(3)	Accelerated Vesting of Restricted Stock/Units/Performance Share Units ($)(4)	Additional Retirement Plan Credits ($)	Continued Benefit Plan Coverage ($)	Outplacement Services ($)	Forfeiture ($)(5)
Gregg C. Sengstack	2,325,000	3,364,167	1,011,655	4,506,431	2,142,048	52,510	—	—
John J. Haines	856,993	948,667	318,309	1,346,561	258,840	34,106	—	—
Robert J. Stone	801,356	890,585	244,764	972,518	232,975	32,547	50,000	—
Paul N. Chhabra	700,000	585,072	30,345	541,317	59,138	32,547	50,000	(342,206)
Donald P. Kenney	800,080	867,240	138,928	824,540	307,724	27,025	50,000	(140,677)

(1)  Based on salary rates effective June 1, 2018.
(2)  Reflects target annual bonus based on salary rates effective during 2018 and actual bonus payments to Mr. Sengstack in the case of termination due to nonrenewal of agreement or prior to a change in control.
(3)  Based on the difference between the exercise price of the unvested stock options multiplied by $42.88, the closing price of the stock on
December 31, 2018.
(4)  Based on the unvested awards (the target number in the case of performance-based awards) multiplied by the $42.88 closing price of the stock on December 31, 2018.
(5)  The employment agreements give the executive the choice of receiving full benefits or having them reduced so as not to trigger the excise tax. The severance benefits of the named executive officers other than Mr. Sengstack; Dr. Chhabra and Mr. Kenney were below the amount that would trigger the excise tax. Mr. Sengstack's benefits exceeded the triggering amount and receipt of full benefits with payment of the excise tax resulted in a better after-tax situation than forfeiture of benefits in excess of the triggering amount. However, under the "net-
better" provision Messrs. Chhabra and Kenney would prefer to forfeit payments to avoid the excise tax.
(6)  Stock Plan Agreements provide for full vesting of Options and pro-rata vesting of Restricted Stock Units upon termination due to death, disability, or retirement. As of December 31, 2018 Messrs. Sengstack, Haines and Kenney are retirement eligible.

DIRECTOR COMPENSATION

Compensation for non-employee directors is determined by the Board of Directors, upon recommendation of the Corporate Governance Committee. Management makes recommendations to the Corporate Governance Committee with respect to non-employee director compensation. The Management Organization and Compensation Committee, pursuant to the Company’s Stock Plan, makes the actual stock-based award. Director Compensation is determined by compiling the compensation data for each of the Peer Group companies listed in the Compensation Discussion and Analysis and comparing such compensation to the current pay for the Company’s directors.

The following table sets forth the compensation received by the Company’s non-employee directors for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
David T. Brown	85,000	110,000	—	—	195,000
Renee J. Peterson	85,000	110,000	—	—	195,000
David A. Roberts	75,000	110,000	—	—	185,000
Jennifer L. Sherman	85,000	110,000	—	—	195,000
David M. Wathen	95,000	110,000	—	—	205,000
Thomas R. VerHage	75,000	110,000	—	—	185,000

(1)	Fees deferred into the Non-Employee Directors’ Deferred Compensation Plan were: Ms. Peterson $85,000, Ms. Sherman $85,000, Mr. Wathen $95,000, and Mr. VerHage $75,000.

(2)
The amounts in this column are the grant date fair values of the stock awards granted to the non-employee directors, computed in accordance with FASB Codification Topic 718. Each director received an award of 2,511 shares, and Messrs. Brown, Peterson, Sherman, Wathen, and VerHage elected to defer their stock awards into the Non-Employee Directors’ Deferred Compensation Plan.

(3)	No options were granted to non-employee directors in 2018 and no non-employee director holds any outstanding options.

Retainer and Fees

Non-employee directors are paid an annual retainer of $65,000. The Audit Committee Chairperson receives an additional fee of $20,000 and Audit Committee members receive an additional fee of $10,000. The Governance Committee Chairperson and Compensation Committee Chairperson each receive an additional fee of $15,000, and members of each committee receive an additional fee of $5,000. The Lead Independent Director receives an additional fee of $20,000. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees during their employment.

Stock Awards

On May 4, 2018, each non-employee director received an award of 2,511 shares of the Company’s common stock, which vested immediately upon grant and had a market value of $110,000 on the date of grant.

Deferred Compensation

Non-employee directors may participate in the Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, each non-employee director may elect to defer, for each calendar year, all of their annual retainer, fees and stock award until his service on the Board terminates. At the time the director makes the deferral election, they must elect to have the deferred retainer and fees either (i) credited with interest on a monthly basis at the rate in effect for the Wells Fargo Stable Return fund or (ii) converted into stock units, with credits equal to the cash that would have been paid had the units been actual shares of common stock owned by the director. Deferred stock awards will also be converted into stock units and credited with dividends.

Stock Ownership Guidelines

The Company's stock ownership guidelines for the non-employee directors require them to maintain direct ownership in the Company’s common stock with a value equal to five times their annual retainer. An individual has five years to comply with these guidelines. All shares held directly or beneficially, including stock awards, shares acquired upon exercise of stock options and stock units credited under the Non-Employee Directors’ Compensation Plan, count toward these guidelines. Stock options do not count toward these guidelines. All non-employee directors either meet or exceed these guidelines.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets forth information about the Company’s equity compensation plans as of March 1, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b))
Equity Compensation Plans Approved by Security Holders(1)	1,368,250	36.67	1,689,352(2)
Equity Compensation Plans Not Approved by Security Holders(3)	240,422	n/a	37,923

(1)
This Plan category includes the following plans: Franklin Electric 2009 Amended & Restated Stock Plan (23,595 shares remain available for issuance) Franklin Electric 2012 Stock Plan (316,063 shares remain available for issuance) and Franklin Electric 2017 Stock Plan (1,349,694 shares remain available for issuance). As of March 1, 2019 (i) outstanding stock options had a weighted average exercise price of $36.67 and a weighted average remaining term of 6.59 years and (ii) there were 521,274 granted but unvested restricted stock awards/units.

(2)
Amount of shares remaining available for future issuance assumes a 100% target payout for outstanding performance-based share units. Pursuant to the terms of the performance-based share units, actual payout can range from 0% to 200%.

(3)
This Plan category consists of the Non-Employee Directors’ Deferred Compensation Plan, adopted in 2000 and described above under the caption Director Compensation. The information included in this column represents shares underlying stock units, payable on a one-for-one basis, credited to the directors’ respective stock unit accounts as of March 1, 2019. Non-employee directors may elect to receive the distribution of stock units in cash or in shares of the Company’s common stock.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which is composed solely of independent directors, is responsible, under guidelines established in the Audit Committee Charter (a copy of which is available on the Company's website at www.franklin-electric.com under “Governance”, for overseeing the risk management of the Company, accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing: (i) the quality and integrity of the consolidated financial statements prepared by management; (ii) the performance of the internal audit function; and (iii) the qualifications, independence and performance of the Company's independent registered public accounting firm.

In accordance with SEC rules the Audit Committee of the Company states that:

•
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm, the Company's audited financial statements for the fiscal year ended December 31, 2018.

•
The Audit Committee discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB.

•
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable independence rules of the PCAOB, and has discussed with Deloitte & Touche LLP the independent registered public accounting firm's independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

This report is submitted on behalf of all of the members of the Audit Committee:

Renee J. Peterson (Chairperson)
David M. Wathen
Thomas R. VerHage

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2018 FISCAL YEAR

The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year. Although shareholder ratification is not legally required, the Audit Committee believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examination of the Company's financial statements.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $2,400,404 and $2,380,001, respectively, for the fiscal years ended December 31, 2018 and December 31, 2017.

Audit-Related Fees

The fees for professional services rendered by Deloitte for certain other attestation services were $2,654 and $125,291, respectively, for the fiscal years ended December 31, 2018 and December 31, 2017.

Tax Fees

The fees for tax services rendered by Deloitte were $24,417 and $27,035, respectively, for the fiscal years ended December 31, 2018 and December 31, 2017.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a Pre-Approval Policy for Audit, Audit-Related, and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairperson the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairperson shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2018, the company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2019 FISCAL YEAR.

PROPOSAL 3: AMENDMENT OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ALLOW SHAREHOLDERS TO AMEND BYLAWS

On February 21, 2019, the Company’s Board of Directors, upon the recommendation of the Corporate Governance Committee, authorized and approved, and recommended that the Company’s shareholders approve, an amendment and restatement of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to provide shareholders with the ability to amend the Company’s Bylaws (the “Articles Amendment”). The following is a summary of the proposed Articles Amendment, which is qualified in its entirety by reference to the full text of the proposed Articles Amendment, which is attached as Exhibit A to this proxy statement.
The Articles currently provide the Board with the exclusive power to make, alter, amend or repeal, or to waive the provisions of, the Company’s Bylaws. The Corporate Governance Committee regularly reviews and considers best practices in corporate governance and is committed to implementing practices that are advantageous to the Company and its shareholders. The ability of shareholders to amend bylaws is increasingly considered by some shareholders an important aspect of good corporate governance.
After careful consideration, the Board has concluded that amending the Articles to allow shareholders to amend the Bylaws will enhance the Company’s corporate governance practices, while establishing appropriate limits on this ability provides the Company’s management with the stability necessary to produce long-term shareholder value.
The proposal to allow shareholders to amend the Bylaws will be approved if the votes cast in favor of the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not affect the voting results. The Board has also adopted a conforming amendment to the Company’s Bylaws, with the effectiveness of such amendment contingent on the approval of the Articles Amendment, and assuming such approval, the Board will cause to be filed amended Articles with the Indiana Secretary of State. The amended Articles will become effective upon acceptance of the filing by the Indiana Secretary of State. If the Articles Amendment is not approved, the Articles will remain unchanged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ALLOW SHAREHOLDERS TO AMEND THE COMPANY’S BYLAWS.

PROPOSAL 4:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is required to submit to shareholders a resolution subject to an advisory vote to approve the compensation of the Company’s named executive officers. At the 2018 Annual Meeting of Shareholders, a majority of the Shareholders advised that the Board conduct the vote annually, and the Board so decided. The next such vote will occur at the 2019 Annual Meeting of Shareholders.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented and creative team of executives who will provide leadership for the Company’s success.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  The Company believes that its executive compensation program, which emphasizes a performance-based cash incentive and long-term equity awards, satisfies this goal and is strongly aligned with the interests of its shareholders.

The Compensation Discussion and Analysis, beginning on page 16 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Management Organization and Compensation Committee in 2018 in more detail.  The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance.

The Company requests shareholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company.  However, the Management Organization and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required for Approval

Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers, and greater than 10 percent shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all Section 16(a) filing requirements applicable to them during 2018, except with respect to two Form 4's for Ms. Freigang who, during 2018, received and sold her first tranche of vested restricted stock awards since the inception of her employment with the Company.

SHAREHOLDER PROPOSALS

November 20, 2019 is the date by which proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2019 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement must be received by the Company no later than February 3, 2020 to be considered for presentation at that meeting. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

ANNUAL REPORT ON FORM 10-K

The Company will provide a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended December 31, 2018, including the exhibits thereto, free of charge to any shareholder requesting a copy in writing. Inquiries should be directed to:  Corporate Secretary, Franklin Electric Co., Inc., 9255 Coverdale Road, Fort Wayne, Indiana 46809.  The report, which is also the Company’s Annual Report to Shareholders, may also be accessed through the investor relations menu on the Company’s website, www.franklin-electric.com.

OTHER BUSINESS

Management has no knowledge of any other matters to be presented for action by the shareholders at the 2018 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated: March 19, 2019

Jonathan M. Grandon
Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT A

FRANKLIN ELECTRIC CO., INC.
AMENDED AND RESTATED ARTICLES OF INCORPORATION

ARTICLE I
Name

The name of the Corporation is Franklin Electric Co., Inc.

ARTICLE II
Purposes and Powers

2.01. Purposes. The purposes for which the Corporation is formed are (a) to engage in the general business of manufacturing production and selling products, and (b) without limitation, to engage in any and all lawful business or activity for which corporations may be incorporated under the Indiana Business Corporation Law, as may be amended from time to time (the "IBCL").

2.02. Powers. The Corporation shall have (a) the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, and (b) without limitation, all powers, rights and privileges granted to corporations by the IBCL.

ARTICLE III
Term of Existence

The period during which the Corporation shall continue is perpetual.

ARTICLE IV
Registered Office and Registered Agent

The current street address of the Corporation's registered office is 400 East Spring Street, Bluffton, Indiana 46714, and the name of the Corporation's registered agent at that office is Thomas J. Strupp.

ARTICLE V
Amount of Capital Stock

The total number of shares into which the authorized capital stock of the Corporation is divided is 70,100,000 shares, consisting of 5,100,000 shares without par value and 65,000,000 shares with par value of $.l0 per share.

ARTICLE VI
Terms of Capital Stock

The shares of authorized capital stock are divided into classes as follows:

1.    100,000 shares of Preference Stock, without par value (hereinafter sometimes referred to as "Preference Stock");

2.    5,000,000 shares of Preferred Stock, without par value (hereinafter sometimes referred to as "Preferred Stock"); and

3.    65,000,000 shares of Common Stock, par value $.10 per share (hereinafter sometimes referred to as "Common Stock").

The preferences, limitations and relative rights of each class are as follows:

A.    Preference Stock.

Shares of Preference Stock may be issued from time to time in one or more series, in such amounts and for such consideration as the Board of Directors may determine and with such preferences, limitations and relative rights as shall be determined and stated by the Board of Directors. Such preferences, limitations and relative rights shall be determined and stated for each such series of Preference Stock by resolution of the Board of Directors prior to the issuance of each of such series, which resolution shall authorize the issuance of such series and the authority for which is hereby granted to the Board of Directors of the Corporation. Without limiting the generality of the authority granted to the Board of Directors herein, the Board of Directors shall have the power, right and authority to determine the following preferences, limitations and relative rights:

(1)    Designation. The designation of each series, which designation shall be by distinguishing letter, number, title or combination thereof.

(2)    Number. The number of shares of any series to be issued.

(3)    Dividend Source, Rate and Dates. The source, rate and dates of any dividends payable with respect to shares of any series; provided, however, that no dividends shall be payable upon the shares of Preference Stock to the extent that (i) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the Corporation's total assets would be less than the sum of its total liabilities plus (unless otherwise provided in these Articles of Incorporation) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

(4)    Dividend Accumulations. Whether any dividends which may be payable with respect to shares of any series shall be cumulative; and, if they shall be cumulative, then the dates from which such dividends shall start to cumulate.

(5)    Dividend Preferences. The preference or preferences, if any, to be accorded dividends payable with respect to shares of any series.

(6)    Redemption. The redemption rights and prices, if any, with respect to shares of any series.

(7)    Sinking Fund The terms and amount of any sinking fund provided for the redemption of shares of any series.

(8)    Rights of Purchase. The rights, if any, of the Corporation to purchase for retirement, other than by way of redemption, shares of any series, and the terms and conditions of any such purchase rights.

(9)    Conversion. Whether or not the shares of any series shall be convertible into Common Stock or into shares of stock of any other series or number of series or into any other security; and, if so, the conversion price or prices, any adjustments thereof and/or any other terms and conditions upon which such conversion may be effected.

(10)    Liquidation. The preference or preferences, if any, with respect to shares of any series entitled to receive the net assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

(11)    Voting. The voting rights, if any, to which the holders of the shares of Preference Stock may be entitled.

B.    Series I Junior Participating Preference Stock.

This Section B of this Article VI hereby creates a series of Preference Stock and hereby states the designation and number of shares, and fixes the relative powers, preferences and rights of such series.

(1)    Designation and Amount. The shares of such series shall be designated as "Series I Junior Participating Preference Stock" (the "Series I Preference Stock") and the number of shares constituting the Series I Preference Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series I Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series I Preference Stock.

(2)    Dividend Rights. Subject to the rights of the holders of any shares of any series of Preference Stock (or any similar shares) ranking prior and superior to the Series I Preference Stock with respect to dividends, the holders of Series I Preference Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $16.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series I Preference Stock or fraction of a Series I Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series I Preference Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

The Corporation shall declare a dividend or distribution on the Series I Preference Stock as provided in this paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $16.00 per share on the Series I Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

Dividends shall begin to accrue and be cumulative on outstanding Series I Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series I Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series I Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series I Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(3)    Redemption. The Series I Preference Stock shall not be redeemable.

(4)    Conversion. The Series I Preference Stock shall not be convertible into Common Stock or shares of any other series of any other class of preferred stock of the Corporation ("Preferred Stock") or Preference Stock unless the terms of any such series provide otherwise.

(5)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made, (i) to the holders of stock ranking junior (either as to dividends or upon liquidation) to the holders of Series I Preference Stock unless, prior thereto, the holders of Series I Preference Stock shall have received from the assets of the Corporation a preferential amount equal to $5,000 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of payment, provided that the holders of Series I Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preference Stock, except distributions made ratably on the Series I Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such stock are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series I Preference Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(6)    Voting. Except as provided herein or as may be required by law, holders of Series I Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

In addition to any other voting rights as a separate class or otherwise to which the holders of Series I Preference Stock may be entitled by law and subject to the provision for adjustment hereinafter set forth, each share of Series I Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series I Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Except as otherwise provided herein, in any other provisions of the Restated Articles of Incorporation of the Corporation creating a series of Preferred Stock or Preference Stock or any similar stock, or by law, the holders of Series I Preference Stock and the holders of Common stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends," (as that term is hereinafter defined), on the Series I Preference Stock shall exist, the number of directors constituting the Board of Directors of the Company shall be increased by two (2), and the holders of the Series I Preference Stock and any other series of Preference Stock (whether or not the holders of such stock would be entitled to vote for the election of directors if such default in preference dividends did not exist) shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two (2) directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series I Preference Stock. Each director elected by the holders of Series I Preference Stock and any other series of Preference Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at a meeting of the shareholders or of the holders of Series I Preference Stock and any other series of Preference Stock called for the purpose. So long as a default in any preference dividends on the Series I Preference Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Company shall be reduced by two (2). For the purposes hereof, a "default in preference dividends" on the Series I Preference Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Series I Preference Stock shall be equivalent to six (6) full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Series I Preference Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

(7)    Certain Restrictions.

(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series I Preference Stock as provided in paragraph 2 of this Section B are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series I Preference Stock outstanding shall have been paid in full, the Corporation shall not:

(i)    declare or pay dividends, or make any other distributions, on any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock;

(ii)    declare or pay dividends, or make any other distributions, on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preference Stock, except dividends paid ratably on the Series I Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such stock are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preference Stock; or

(iv)    redeem or purchase or otherwise acquire for consideration any Series I Preference Stock, or any stock ranking on a parity with the Series I Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any stock of the Corporation unless the Corporation could, under paragraph 7(a) of this Section B, purchase or otherwise acquire such stock at such time and in such manner.

(8)    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series I Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series I Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(9)    Priorities. So long as any Series I Preference Stock remains outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series I Preference Stock, voting together as a single class, amend, alter or repeal any of the provisions of these Restated Articles of Incorporation so as adversely to affect the preferences, limitations and relative rights of Series I Preference Stock. So long as any Series I Preference Stock remains outstanding, Series I Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to any other series of any other class of Preference Stock, unless the terms of any such series shall provide otherwise.

(10)    Status of Reacquired Shares. The Corporation shall retire and cancel any shares of Series I Preference Stock that it redeems, purchases or otherwise acquires. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth in the restated Articles of Incorporation creating a series of Preference Stock or as otherwise required by law.

C.    Preferred Stock.

Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the provisions of Section D of this ARTICLE VI, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

(a)	the distinctive designation of, and the number of Preferred
Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(b)	the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of shares of the Corporation, or on any series of Preferred Stock or of any other class or classes of shares of the Corporation and whether such dividends shall be cumulative or non-cumulative;

(c)	the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of shares of the Corporation, or of any series of Preferred Stock, and the terms and conditions of such conversion or exchange;

(d)	whether shares of the series shall be subject to a redemption price or prices including, without limitation, a redemption price or prices payable in Common Stock and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

(e)	the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

(f)	the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

(g)	the voting powers, if any, of the holders of shares of the
series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine.

No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Indiana Business Corporation Law, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

D.    Common Stock.

(1)    Dividend Rights. Subject to the rights of all stock of the Corporation ranking, as to dividends, senior to Common Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Corporation from time to time and paid on Common Stock out of any assets of the Corporation at the time legally available for the payment of dividends.

(2)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Common Stock shall be entitled to share ratably in the assets of the Corporation remaining after all distributions or payments shall have been made to the holders of any class of stock (or series thereof) of the Corporation ranking senior, as to liquidation rights, to Common Stock.

The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

(3)    Voting. Except as provided herein or as may be required by law, all voting power shall vest exclusively in the holders of shares of Common Stock. Each share of Common Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.

E    Distributions to Shareholders.

The Board of Directors may authorize and the Corporation may make distributions to its shareholders if, after giving the distribution effect, (a) the Corporation would be able to pay its debts as they become due in the usual course of business and, (b) the Corporation's total assets would be greater than its total liabilities, without regard to any amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

ARTICLE VII
Voting Rights of Common Stock

7.01. Common Stock. Every holder of shares of common stock shall have the right, at every shareholders' meeting, to one vote for each share of common stock standing in his name on the books of the Corporation, except as otherwise provided in the IBCL.

ARTICLE VIII
Directors

8.01. Number. The number of Directors shall be not less than three (3) nor more than eleven (11) and the exact number may from time to time be fixed by the By-Laws. If the By-Laws do not fix the number of Directors, then the number of Directors shall be five (5).

8.02. Classes of Director. The By-Laws may provide that the Directors shall be divided into two (2) or three (3) classes, with each class containing one-half (1/2) or one third (1/3) of the total, with an equal number of Directors or as near equal as may be, and whose terms of office shall expire at different times. If Directors are divided into classes, the terms of the Directors in the first class shall expire at the first annual shareholders' meeting after their election, the terms of the second class shall expire at the second annual shareholders' meeting after their election, and the terms of the third class, if any, shall expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting thereafter, Directors shall be chosen for a term of two (2) years or three (3) years, as the case may be, to succeed those whose term expire. If the By-Laws provide for a classified Board, then prior to the completion of their term of office, a Director may be removed, with or without cause, only at a meeting of the shareholders called and held for that purpose, by the affirmative vote of the holders of outstanding shares of not less than two-thirds (2/3) of the shares entitled to vote, by class, if applicable. Directors need not be shareholders. A majority of the Directors at any time shall be citizens of the United States.

8.03. Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws, or if the By-Laws do not provide for the filling of vacancies then in the manner provided by Indiana law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

8.04. Removal of Directors. Prior to the completion of their term of office, and subject to the provisions of Section 8.02, a Director may only be removed by the shareholders, and in the manner as provided under the IBCL.

ARTICLE IX
Provisions for Regulation of Business And
Conduct of Affairs of Corporation

9.01. Shareholder Meetings and Board Meetings. Meetings of the shareholders may be held either at the principal office of the Corporation in the State of Indiana or at any other place, within or without the State of Indiana, as provided by the By-Laws of the Corporation and the notices of such meetings. Meetings of the Board of Directors may be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws.

9.02. Powers of Board. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the IBCL. ~~The Board of Directors shall have the exclusive power to make, amend, repeal or waive By Laws and the previsions thereof.~~

9.03. Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debt.

9.04. Interests of Directors.

(a)    A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

(1)    The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a Committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

(2)    The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

(3)    The transaction was fair to the Corporation.

(b)    For purposes of this Section 9.04, a Director of the Corporation has an indirect interest in a transaction if:

(1)    another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction, or

(2)    another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

(c)    For purposes of Section 9.04(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 9.04.

The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 9.04(a)(l), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

(d)    For purposes of Section 9.04(a)(2), shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 9.04(b), may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

(e)    This Section 9.04 shall not be construed to require authorization, ratification, or approval by the shareholders of any transaction or to invalidate any transaction that would otherwise be valid under common or statutory law.

ARTICLE X
Bylaws of the Corporation
10.01.    Amendment of the Bylaws. Except as otherwise expressly provided in these Articles of Incorporation or by the IBCL, the bylaws of the Corporation may be amended or repealed by the action of either: (a) the Board of Directors, acting by the affirmative vote of a majority of the entire number of directors, or (b) to the extent and in the manner provided in the bylaws, the shareholders, acting by the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors; provided, however, that no by-law may be adopted that is inconsistent with the IBCL or these Articles. The Board of Directors is empowered to adopt and amend provisions in the bylaws prescribing the conditions for a shareholder to be eligible to propose an amendment of the bylaws for consideration and approval by the shareholders and procedures by which such proposal shall be submitted; and such provisions of the bylaws shall not be subject to amendment without the approval of the Board of Directors.

ARTICLE XI
Amendment or Repeal

1~~0~~1.01. Amendment or Repeal: Certain Provisions. Any amendment or repeal of all or any part of this Article XI and of Sections 8.01 and 8.02 of Article VIII, shall require the affirmative vote of the holders of outstanding shares of not less than two-thirds (2/3) of the shares entitled to vote, by class, if applicable.

1~~0~~1.02 Amendment or Repeal: Other Provisions. Except as is otherwise expressly provided in Section 11.01, all other provisions of the Articles of Incorporation, as amended, may be amended or repealed in the manner now or hereafter permitted by law, and all rights conferred upon shareholders by these Articles of Incorporation, as amended, are conferred subject to this reservation.

Franklin Electric

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

Nominees	For	Against	Abstain
1a. Renee J. Peterson	☐	☐	☐
1b. Jennifer L. Sherman	☐	☐	☐

NOTE: To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000406525_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K/Annual Report are available at www.proxyvote.com/fele.

FRANKLIN ELECTRIC CO., INC.
Annual Meeting of Shareholders
May 3, 2019
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gregg C. Sengstack and Jonathan M. Grandon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Franklin Electric Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on May 3, 2019, at Franklin Electric Global Headquarters, 9255 Coverdale Road, Fort Wayne, IN, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

0000406525_2 R1.0.1.18

Continued and to be signed on reverse side